UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PARTY CITY HOLDCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTY CITY HOLDCO INC.

80 Grasslands Road

Elmsford, NY 10523

April 27, 2020

Dear Stockholder:

We cordially invite you to attend our 2020 Annual Meeting of Stockholders on Thursday, June 11, 2020, at 8:30 a.m. (eastern daylight time), to be held by virtual meeting format at www.virtualshareholdermeeting.com/PRTY2020. We hope that you will be able to attend.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and fiscal 2019 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials.

Details regarding how to access the virtual meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our fiscal 2019 Annual Report with this proxy statement. We encourage you to read our fiscal 2019 Annual Report. It includes our audited financial statements and provides information about our business and products.

Your vote is very important to us. Whether or not you plan to attend the meeting online, your shares should be represented and voted.

Sincerely,

Bradley M. Weston
President and Chief Executive Officer

PARTY CITY HOLDCO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

The Annual Meeting of Stockholders (the “Annual Meeting”) of Party City Holdco Inc. (the “Company” or “Party City”) will be held by virtual meeting format at www.virtualshareholdermeeting.com/PRTY2020 on Thursday, June 11, 2020, at 8:30 a.m. (eastern daylight time), for the following purposes as further described in the proxy statement accompanying this notice:

1)

To elect ten (10) directors named in this proxy statement, each to hold office until the Company’s annual meeting of stockholders in 2021, or until his or her successor has been duly elected and qualified;

2)	To consider and act upon the approval of the amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan;

3)

To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-3 and 1-for-20, with an exact ratio as may be determined by our Board in its sole discretion at a later date (the “Reverse Stock Split”);

4)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal 2020; and

5)	To consider any other business properly brought before the meeting.

Stockholders of record at the close of business on April 14, 2020 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Party City stockholder as of the close of business on April 14, 2020 or hold a valid proxy for the Annual Meeting from any such stockholder. Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and stockholders, this year our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PRTY2020. You will also be able to vote your shares electronically at the Annual Meeting. Details regarding how to attend the meeting online are more fully described in the Notice of Meeting and proxy statement.

By Order of the Board of Directors

Joseph J. Zepf
Secretary

Elmsford, NY

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 11, 2020: This proxy statement and our fiscal 2019 Annual Report to stockholders are available at www.proxyvote.com as well as on the Investor Relations section of our website at investor.partycity.com.

i

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020	63

OTHER INFORMATION	64
Stockholder Proposals for 2021 Annual Meeting	64
Annual Meeting Advance Notice Requirements	64
Householding	64

ii

PARTY CITY HOLDCO INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

PROXY STATEMENT

General Information

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Party City Holdco Inc. (the “Company” or “Party City”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (eastern daylight time) on Thursday, June 11, 2020. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/PRTY2020.

Important Notice Regarding the Internet Availability of Proxy Materials. We save significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission (“SEC”) rules. On or about April 29, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our fiscal 2019 Annual Report on Form 10-K online. The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. The Notice includes a control number that must be entered at the website in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and fiscal 2019 Annual Report on Form 10-K are available to you at www.proxyvote.com.

Why a Virtual Meeting?

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and stockholders, this year we are relying on the latest technology to host a virtual Annual Meeting. Stockholders will be able to attend the Annual Meeting online and submit questions by visiting www.virtualshareholdermeeting.com/PRTY2020. Stockholders will also be able to vote their shares electronically during the Annual Meeting.

Who May Vote

The Board has set April 14, 2020 as the record date (the “Record Date”). As of the Record Date, 94,491,352 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Stockholders are entitled to one vote per share of common stock outstanding on the Record Date on any matter presented at the Annual Meeting.

How To Vote

By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and proxy card.

By Telephone. You can vote your proxy over the telephone by calling 1-800-690-6903. You must have your Notice and proxy card available when you call.

By Mail. You can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you do not have any of these materials and are the beneficial owner (i.e. hold your shares in street name), you must contact your broker, bank or other nominee to obtain your voting instructions. Please allow sufficient time for delivery if you decide to vote by mail. Further, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

At the Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:30 a.m. (eastern daylight time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:20 a.m. (eastern daylight time), and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction form provided by your bank, broker or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m., Eastern Time, on June 10, 2020.

How Proxies Work

The Board of Directors is asking for your proxy. This means you authorize Bradley M. Weston and Joseph J. Zepf (members of Party City’s management) as proxyholders to vote your shares at the Annual Meeting in the manner you direct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions. If you do not specify how you wish the proxyholders to vote your shares, then they will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting if you obtain a legal proxy. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple copies of this Proxy Statement, multiple proxy cards or voting instruction forms and multiple copies of the fiscal 2019 Annual Report, depending on how you hold your shares. For example, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold your shares. To vote all of your shares, you must vote separately as described above under “How to Vote” for each Notice of Internet Availability of Proxy Materials, e-mail notification or proxy card and/or voting instruction form that you receive.

Quorum

Transaction of business at the Annual Meeting may occur only if a quorum is present. The presence, online or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all outstanding common stock of the Company shall constitute a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

Revoking Your Proxy or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company for receipt by the Company’s Secretary at or before the Annual Meeting, to Party City, 80 Grasslands Road, Elmsford, NY 10523, (ii) delivering a proxy bearing a later date using any of the voting methods described above under “How to Vote,” including by phone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form, or (iii) attending the virtual Annual Meeting and voting online. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote online at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

If you hold your shares through an account with a bank, broker or similar organization, you may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting online.

Votes Needed

The following are the voting requirements for each proposal:

Proposal 1: Election of Directors. The election of directors will be determined by a plurality of the votes cast, meaning that the nominees with the greatest number of votes cast for election, even if less than a majority, will be elected.

Proposal 2: Approval of the proposed amendment and restatement of the Amended and Restated 2012 Omnibus Incentive Plan. The approval of the proposed amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting online or by proxy.

Proposal 3: Approval of the proposed amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split. The approval of the proposed amendment to the Second Amended and Restated Certificate of Incorporation granting the Board of Directors the authority, without further action by the stockholders, to carry out an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-3 and 1-for-20, at any time within one year after the date stockholder approval for the reverse stock split is obtained, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors, requires the affirmative vote of a majority of the common stock outstanding and entitled to vote on the proposal at the Annual Meeting online or by proxy.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company for fiscal 2020 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting online or by proxy.

Other Items. For any other matters, the affirmative vote of a majority of the votes cast on the item at the Annual Meeting online or by proxy will be required for approval.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the Annual Meeting. A broker non-vote is a proxy from a brokerage firm or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the brokerage firm or other nominee does not have discretionary voting power. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the rules and regulations of the New York Stock Exchange (the “NYSE rules”), the proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2020 is considered a “routine” matter, which means that brokerage firms or other nominees may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the proposed amendment and restatement of the Amended and Restated 2012 Omnibus Incentive Plan and the proposed amendment to the Second Amended and Restated Certificates of Incorporation are “non-routine” matters under the NYSE rules, which means brokerage firms or other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and broker non-votes will have no effect on the outcome of this proposal. With respect to Proposals 2, 3 and 4, the approval of the amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan, the approval of the proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split and the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2020, only “for,” “against” and “abstain” votes may be cast. Abstentions and broker non-votes for Proposals 2 and 4 will have no effect on the outcome of these proposals. Abstentions and broker non-votes for Proposal 3 will have the effect of a negative vote.

Board’s Voting Recommendations

The Board recommends that you vote your shares:

•	“FOR ALL” to elect all of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the approval of the amendment and restatement of the Company’s Amended and Restated 2012 Omnibus Incentive Plan;

•

“FOR” the approval of the amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-3 and 1-for-20, at any time within one year after the date stockholder approval for the reverse stock split is obtained, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board; and

•	“FOR” the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2020.

Advisory Votes on the Frequency of Say-On-Pay Proposal

In an advisory vote on the frequency of the say-on-pay proposal held at our 2016 Annual Meeting of Stockholders, stockholders voted in favor of holding a say-on-pay vote every three years. In light of this result and other factors, the Board of Directors determined to hold the say-on-pay vote every three years. The Company held an advisory vote on Named Executive Officer compensation at the 2019 Annual Meeting of Stockholders and will hold its next advisory vote on say-on-pay at the 2022 Annual Meeting of Stockholders.

Solicitation of Proxies

This solicitation is being made by our Board. We will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. This cost also includes support for the hosting of the virtual Annual Meeting.

Stockholder List

For ten days prior to the Annual Meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 80 Grasslands Road, Elmsford, New York 10523. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the completion of the Annual Meeting.

Attending the Annual Meeting

Only stockholders of record as of the close of business on April 14, 2020, their properly designated proxies and guests of the Company may attend the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Material or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:30 a.m. (eastern daylight time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:20 a.m. (eastern daylight time), and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if During the Check-In Time or During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Conduct of the Meeting

Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing stockholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct.

CORPORATE GOVERNANCE

Leadership of the Board

The Board is responsible for the oversight of the Company’s overall strategy and operations. The Board is committed to objective oversight of the Company’s management, especially through its independent leadership and committee membership.

The Company does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders at such time. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate, and our Chairman of the Board is an independent director. The Chief Executive Officer is responsible for the general management, oversight, leadership, supervision and control of the day-to-day business and affairs of the Company and ensures that all directions of the Board are carried into effect. The Chairman is charged with presiding over all meetings of the Board and the Company’s stockholders and providing advice and counsel to the Chief Executive Officer and other Company officers regarding the Company’s business and operations.

Board Independence

Our Corporate Governance Guidelines provide that, at a minimum, our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates any relationships of each director and nominee with the Company and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each non-management director or any member of his or her immediate family and the Company. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of our review process described above, our Board unanimously determined that Messrs. Abbrecht, Collins, Conroy, Creekmuir, Frascotti, Matthews, and Weiss and Mses. Klinger and Millstone-Shroff are independent under the governance and listing standards of the NYSE.

After considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee qualifies as independent in accordance with the rules established by the SEC and the NYSE for such committees.

Board Expertise and Diversity

We seek to have a Board that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and two of our Audit Committee members are audit committee financial experts.

Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and cyber security risks. The full Board receives these reports in order to aid its understanding of the

Company’s risk identification, risk management and risk mitigation strategies. While the Audit, Compensation and Nominating and Governance Committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed of such risks at the Board meetings, following a given committee meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Corporate Social Responsibility Highlights

Our environment, social and governance sustainability practices are at the core of our business and integrated into our business strategy and we embrace sustainability on a daily basis. We are committed to supporting conditions under which people and nature can productively co-exist through an array of initiatives designed to achieve this goal. The following summarizes some of the initiatives that we have undertaken to encourage global sustainability among our processes, suppliers and customers:

•	using energy, land, air, and water resources efficiently in facilities and processes;

•	implementing environmental and energy conservation programs;

•	increasing use of recycled and recyclable materials in product and packaging;

•	responsible sourcing of timber products, including FSC-certified material;

•	reducing packaging materials, especially resin based items;

•	offering renewable resources, such as sugar cane, corn, or bamboo, for consumer products;

•	minimizing waste and energy consumption at company-owned facilities;

•	identifying products and packaging which should be replaced or redesigned to lessen environmental impact;

•	collaborating and supporting organizations, such as Wounded Nature and Working Veterans, to provide products that are “Better Choices for Nature”; and

•	communicating with consumers about proper use, re-use, and disposal of our branded products.

Board Annual Performance Reviews

Our Corporate Governance Guidelines provide that the Nominating and Governance Committee shall be responsible for periodically, and at least annually, conducting a self-evaluation of the Board as a whole. In addition, the written charters of the Audit Committee, Nominating and Governance Committee, and the Compensation Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings.

Board Nominees

Pursuant to its charter, our Nominating and Governance Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of stockholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings of stockholders. The Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their personal and professional ethics, integrity and values, business acumen and interest in the Company. Board members are expected to become and remain informed about the Company, its business and its industry and prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills.

The Nominating and Governance Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated Bylaws and applicable law. The Nominating and Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any director nominations by stockholders for the 2020 Annual Meeting.

During 2019, Douglas A. Haber and Gerald C. Rittenberg resigned from our Board. The Nominating and Governance Committee conducted a director search process to identify and evaluate potential director appointees to fill the Board vacancies. Following a detailed process that included review of the mix of specific experience, qualifications, and skills of the Company’s directors, the Nominating and Governance Committee and the Board appointed James G. Conroy and John A. Frascotti to the Board in September 2019.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Nominating and Governance Committee of the Board reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Corporate Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics are posted on the Company’s website at investor.partycity.com under the Corporate Governance section. If we make any substantive amendment to the Corporate Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of the Corporate Code of Business Conduct and Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Communications with Directors

The Company is committed to ensuring that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders and other interested parties may communicate with the Board or individual directors, as applicable, by sending a letter to the director, c/o Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523. All such letters will be promptly forwarded to the Board or individual directors, as applicable, by the Secretary.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2019, the Board held five meetings. Each of the current directors attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period, except for John A. Frascotti and Morry J. Weiss. The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders of the Company. Each director who is up for election at the 2020 Annual Meeting or who has a term that continues after the Annual Meeting is expected to attend the Annual Meeting online. All directors then in office, except Morry J. Weiss, attended the 2019 Annual Meeting of stockholders.

In addition to regular meetings of the full Board, the Company’s non-management directors regularly meet in executive sessions without management participation. Currently, Norman S. Matthews, Chairman, presides over such executive sessions. Prior to the appointment of an independent director as Chairman, the non-management directors would designate a director to preside over each executive session.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a charter that has been approved by the Board. The current composition of each committee is as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Todd M. Abbrecht (1)		Chairman
Steven J. Collins (2)		✓	✓
James G. Conroy (3)			Chairman
William S. Creekmuir	Chairman
John A. Frascotti (4)	✓
Lisa K. Klinger	✓
Norman S. Matthews		✓	✓
Michelle Millstone-Shroff (4) (5)		✓

(1)	Todd M. Abbrecht is not standing for re-election to the Board at the Annual Meeting.
(2)	Steven J. Collins served as the Chairman of the Nominating and Governance Committee until January 2020.
(3)	James G. Conroy was appointed to the Nominating and Governance Committee, as Chairman, in January 2020.
(4)

John A. Frascotti was appointed to the Audit Committee in January 2020. Michelle Millstone-Shroff served as a member of the Audit Committee from June 2019 to January 2020. Prior to June 2019, Morry Weiss served as a member of the Audit Committee.

(5)	Michelle Millstone-Shroff was appointed to the Compensation Committee January 2020.

Audit Committee

The Audit Committee’s primary duties and responsibilities are to:

•

appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and review and appraise the audit efforts of our independent accountants;

•	review our reports filed with or furnished to the SEC that include financial statements, results or guidance;

•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	engage independent counsel and other advisers, as necessary;

•	determine funding of various services provided by accountants or advisers retained by the Committee;

•	serve as an independent and objective party to oversee our internal controls and procedures system; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

Our Board has determined that each director appointed to the Audit Committee is financially literate and that each of Mr. Creekmuir and Ms. Klinger is an “audit committee financial expert” within the meaning of the SEC regulations and has accounting or related financial management expertise under the listing standards of the NYSE. Our Board has adopted a written charter pursuant to which the Audit Committee operates, which is reviewed periodically and at least annually. The Audit Committee met seven times during fiscal 2019.

Compensation Committee

The Compensation Committee is responsible for:

•

reviewing and approving corporate and individual goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of the goals and objectives;

•	reviewing and approving executive officer compensation;

•	reviewing and approving the Chief Executive Officer’s compensation based upon the Compensation Committee’s evaluation of the Chief Executive Officer’s performance;

•

making recommendations to the Board of Directors regarding the adoption of new incentive compensation and equity-based plans, and administering our existing incentive compensation and equity-based plans;

•	making recommendations to the Board of Directors regarding compensation of the members of the Board of Directors and its committees;

•

reviewing and discussing with management the compensation discussion and analysis to be included in our filings with the SEC and preparing an annual Compensation Committee report for inclusion in our annual proxy statement;

•	reviewing and approving generally, any significant non-executive compensation and benefits plans;

•	analyzing risk as part of the review of our compensation policies and practices for all employees;

•	reviewing our significant policies, practices and procedures concerning human resource-related matters; and

•	overseeing any other such matters as the Board of Directors shall deem appropriate from time to time.

Our Board has adopted a written charter under which the Compensation Committee operates, and the charter is reviewed annually. The Compensation Committee met five times during fiscal 2019.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for and oversees:

•	recruiting and retention of qualified persons to serve on our Board of Directors;

•	proposing such individuals to the Board of Directors for nomination for election as directors and to fill any vacancies on the Board of Directors;

•	evaluating the performance, size and composition of our Board of Directors; and

•	compliance activities and governance policies.

Our Board has adopted a written charter pursuant to which the Nominating and Governance Committee operates, which is reviewed periodically. The Nominating and Governance Committee met four times during fiscal 2019.

The charters for each of our Board committees are available on our website at investor.partycity.com under the Corporate Governance section. References to any website addresses are not intended to function as hyperlinks and, except as specified herein, the information contained on or accessible through such websites is not part of this Proxy Statement.

PROPOSAL 1

TO ELECT TEN DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Messrs. Collins, Conroy, Creekmuir, Frascotti, Harrison, Matthews, Weiss and Weston and Mses. Klinger and Millstone-Shroff to serve as directors. Mr. Abbrecht will not be standing for re-election at the Annual Meeting. Each nominee has consented to be named in this proxy statement and agreed to continue to serve as a director if elected by the stockholders. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee and make appropriate disclosures. Alternatively, the Board may leave the position vacant or reduce the size of the Board of Directors.

The Company seeks nominees with established strong professional reputations, sophistication, business acumen and experience in retail and consumer industries. The Company also seeks nominees with experience in substantive areas that are important to the Company’s business such as international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; and strategy and innovation. The Company’s nominees hold or have held senior executive positions in large, complex organizations or in businesses related to important substantive areas, and in these positions have also gained experience in core management skills and substantive areas relevant to our business. The nominees also have experience serving on boards of directors and board committees of other organizations, and each of the nominees has an understanding of public company corporate governance practices and trends.

In addition, all of the Company’s nominees have prior service on the Board, which has provided them with significant exposure to both our business and the industry in which we compete. The Company believes that all its nominees possess the professional and personal qualifications necessary for board service, and the particularly noteworthy attributes for each director is highlighted in the individual biographies below.

Nominees for Election as Directors

General Information

Below is a summary of the Nominees for election as Director at the 2020 annual meeting of stockholders, their ages as of April 10, 2020, the year they were each first elected to the Board, if applicable.

Name	Age	Position	Director Since
Norman S. Matthews	87	Non-Executive Chairman and Director	2013
Steven J. Collins	51	Director	2012
James G. Conroy	50	Director	2019
William S. Creekmuir	64	Director	2016
John A. Frascotti	59	Director	2019
James M. Harrison	68	Vice Chairman and Director	2012
Lisa K. Klinger	53	Director	2015
Michelle Millstone-Shroff	45	Director	2019
Morry J. Weiss	79	Director	2015
Bradley M. Weston	55	President and Chief Executive Officer	2020

•

Steven J. Collins has been a member of our Board since July 2012. Mr. Collins founded Exeter Capital, a private equity firm, in 2019 and serves as a Managing Director. Mr. Collins was a Managing Director at Advent International, a global private equity firm, from 2007 to 2017. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins is a member of the board of directors of

Kirkland’s and several privately-held businesses. He was a member of the board of Five Below from 2010 to 2015, lululemon athletica from 2014 to 2017 and Bojangles’ from 2011 to 2019. He holds a B.A./B.S. from the University of Pennsylvania’s Wharton School and an MBA from Harvard Business School. Mr. Collins’ experience serving as a director of various companies and significant knowledge of the retail and consumer sectors, led to the conclusion that he should serve as a director of our Company.

•

James G. Conroy has been a member of our Board since September 2019. Mr. Conroy has been a director and the President and Chief Executive Officer of Boot Barn since 2012. Prior to joining Boot Barn, Mr. Conroy was with Claire’s Stores, Inc. from 2007 to 2012, where Mr. Conroy served as Chief Operating Officer and Interim Co-Chief Executive Officer during 2012, President from 2009 to 2012 and Executive Vice President from 2007 to 2009. During his career, he has also held financial leadership roles at Blockbuster Entertainment Group, Kurt Salmon Associates and Deloitte Consulting. Mr. Conroy received a B.S. in business management and marketing and an MBA from Cornell University. We believe Mr. Conroy is qualified to serve on our board of directors because of his expertise in the strategic and operational aspects of the retail industry, which he has gained during his 26 years working in the industry.

•

William S. Creekmuir has been a member of our Board since March 2016. Mr. Creekmuir is the owner and President of Pinnacle Search Partners, LLC (“Pinnacle”), a global executive search firm, and has served in that capacity since December 2015. Mr. Creekmuir served as an Executive Search Consultant of Pinnacle from January 2015 to November 2015. Since January 2019, Mr. Creekmuir has been a director of Flexsteel Industries, Inc., one of the oldest and largest manufacturers, importers and marketers of residential and contract upholstered and wooden furniture products in the United States and is also the Chairman of its Audit and Ethics committee and a member of its Nominating and Governance committee. From October 2011 through January 2015, Mr. Creekmuir served as an independent consultant, including with respect to Pinnacle and as the Interim Chief Financial Officer of Sleep Innovations, Inc. Mr. Creekmuir served as Executive Vice President and Chief Financial Officer of Simmons Bedding Company from 2000 to 2011 and LADD Furniture, Inc. from 1992 to 2000. Before joining LADD Furniture, Inc., Mr. Creekmuir was a partner at KPMG LLP. He holds a B.S. in business administration from The University of North Carolina at Chapel Hill and he is a Certified Public Accountant. Mr. Creekmuir’s extensive experience in financial executive roles led to the conclusion that he should serve as a director of our Company.

•

John A. Frascotti has been a member of our Board since September 2019. Mr. Frascotti is a director and has served as the President and Chief Operating Officer of Hasbro, Inc. since 2018. Mr. Frascotti joined Hasbro in 2008 as Executive Vice President and Chief Marketing Officer, became President of Hasbro Brands in 2014, and became President of Hasbro in 2017. In 2018, he was also named Chief Operating Officer, and became a member of Hasbro’s Board of Directors. Before joining Hasbro, Mr. Frascotti served in several senior executive positions at Reebok International Ltd. and myteam.com and the law firms of Mitchell, Silberberg & Knupp in Los Angeles and Palmer & Dodge in Boston. In addition to serving on Hasbro’s Board of Directors, Mr. Frascotti is a member of the Board of Directors of Corus Entertainment in Toronto, Canada, the Discovery Family Channel, the Toy Association and the Hasbro Children’s Fund. Mr. Frascotti received his B.A. in Economics from Yale University, where he graduated Phi Beta Kappa and summa cum laude, and his JD, cum laude, from Harvard Law School. We believe Mr. Frascotti is qualified to serve on our board of directors because of his experience as a senior executive and his extensive experience in the strategic and operational aspects of the gaming and entertainment industry.

•

James M. Harrison became our Vice Chairman effective April 1, 2020 and has served on the Board since July 2012. Prior to his appointment as Vice Chairman, Mr. Harrison served as Chief Executive Officer from January 2014 to March 2020. Mr. Harrison also served as our President from December 1997 to January 2015. From March 2002 to July 2012, Mr. Harrison served as our Chief Operating Officer. From February 1997 to March 2002, Mr. Harrison also served as our Chief Financial Officer and Treasurer. From February 1997 to December 1997, Mr. Harrison served as our Secretary. Mr. Harrison holds a B.S. in accounting from Fordham University. Mr. Harrison’s extensive experience in the decorated party goods industry and his 20-year tenure and his role as the Vice Chairman of our Company led to the conclusion that he should serve as a director of our Company.

•

Lisa K. Klinger has been a member of our Board since June 2015. She served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., the largest U.S. retail provider of non-surgical cosmetic procedures, from January 2018 to February 2019. Ms. Klinger has also served as Chief Administrative and Financial Officer for Peloton Interactive, Inc. from June 2016 to December 2017, as Chief Financial Officer and Treasurer for Vince Holding Corp. from December 2012 to June 2015, and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. from March 2009 to November 2012. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the board of directors and is the audit committee chair of Emerald Events, Inc., a leading operator of business-to-business trade shows in the United States. She holds a B.S.B.A. in Finance from Bowling Green State University. Ms. Klinger’s extensive expertise in leadership and corporate finance led to the conclusion that she should serve as a director of our Company.

•

Norman S. Matthews has been a member of our Board since May 2013 and has served as non-employee Chairman of the Board since June 2018. Mr. Matthews has worked as an independent consultant and venture capitalist since 1989. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the board of directors of Spectrum Brands, Inc. (as Chairman of its nominating and governance committee) and as chairman of the board of directors of The Children’s Place, Inc. Mr. Matthews is director emeritus of The Progressive Corporation, Sunoco, Inc., Toys ‘R’ Us, Inc., Federated Department Stores, Inc., Henry Schein, Inc. and a trustee emeritus at the American Museum of Natural History. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, business transformation or turnaround). Mr. Matthews is a Princeton University graduate, and earned his MBA from Harvard Business School. Mr. Matthews’ extensive experience in strategic marketing and sales, his over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and his valuable expertise in compensation programs and strategy led to the conclusion that he should serve as a director of our Company.

•

Michelle Millstone-Shroff has been a member of our Board since February 2019. Ms. Millstone-Shroff most recently served as the President and Chief Operating Officer of buybuy Baby, the nation’s leading retailer of items for infants and toddlers, and Chief Customer Experience Officer of Bed Bath & Beyond, Inc. During her fifteen years at Bed Bath & Beyond, Inc., Ms. Millstone-Shroff also served in a variety of senior roles in strategy and business development. Earlier in her career, she worked at McKinsey & Company, with a focus on retail- and consumer-oriented companies. Ms. Millstone-Shroff serves as an operating advisor and director for various small to mid-sized companies. Ms. Millstone-Shroff is a graduate of Harvard Business School, where she earned an MBA with distinction, and the University of Pennsylvania, where she earned a dual B.S. summa cum laude in strategic management from The Wharton School and a B.A. in psychology summa cum laude from The College of Arts & Sciences. Ms. Millstone-Shroff’s extensive experience in the retail industry led to the conclusion that she should serve as a director.

•

Morry J. Weiss has been a member of our Board since June 2015. Mr. Weiss formerly served on the board of directors of American Greetings Corporation, formerly as the chairman of such board, where he worked for over 50 years, serving in positions that include President, Chief Executive Officer, and Chief Operating Officer. He also serves on the board of directors of Cleveland Clinic. Mr. Weiss served as a director of National City Corporation from 1991 until its sale in 2008. Mr. Weiss attended Wayne State University and earned a B.A. in Liberal Arts from Case Western Reserve University. Mr.

Weiss’ experience as a senior executive and his extensive experience in the retail industry led to the conclusion that he should serve as a director.

•

Bradley M. Weston became our Chief Executive Officer effective April 1, 2020 and has been a member of our Board since April 2020. Mr. Weston joined the Company as President of Party City Holdco Inc. (“PCHI”) and Chief Executive Officer of Party City Retail Group, in July 2019. Prior to joining the Company, Mr. Weston served as Chief Executive Officer at Petco, where he held several leadership positions of increasing responsibility from 2011 to 2019. Before joining Petco, Mr. Weston held several senior executive positions at Dick’s Sporting Goods from 2006 to 2011, including Chief Merchandising Officer. Mr. Weston currently serves on the Board of Directors of Boot Barn. Mr. Weston holds a B.S. in business administration from the University of California, Berkeley. Mr. Weston’s extensive experience in the retail industry and his roles as Chief Executive Officer here and at Petco led to the conclusion that he should serve as a director of our Company.

Director Not Standing for Re-election at the Annual Meeting

•

Todd M. Abbrecht has been a member of our Board since July 2012. Mr. Abbrecht is a Managing Director and Head of Private Equity at THL, which he joined in 1992. Mr. Abbrecht previously served as Co-Head of the Consumer & Healthcare group at THL. Prior to joining THL, Mr. Abbrecht worked at Credit Suisse First Boston in its Mergers and Acquisitions Department. Mr. Abbrecht is a director of CSafe Global, Juvare, PCI Pharma Services, Professional Physical Therapy, Syneos Health and the Joslin Diabetes Center. His prior directorships include Affordable Residential Communities, Aramark, Curo Health Services, Dunkin’ Brands, Fogo de Chão, Health Staffing Services, Intermedix Corporation and Warner Chilcott. Mr. Abbrecht holds a B.S. in Economics from the University of Pennsylvania and an MBA from Harvard Business School.

Director Compensation for 2019

Annual Compensation

Directors who are also our employees, or who are representatives of THL, receive no additional compensation for serving on our Board during such time they are an employee or a representative of THL. During 2019, there were eight non-employee directors on our Board who were not affiliated with THL during the calendar year: Steven J. Collins, James G. Conroy, William S. Creekmuir, John A Frascotti, Lisa K. Klinger, Norman S. Matthews, Gerald C. Rittenberg and Morry J. Weiss.

Our non-employee director compensation was developed taking into account the recommendations developed from a fiscal 2017 analysis of similar programs of our peer companies, which was performed by the Compensation Committee’s independent compensation consultant, Semler Brossy Consulting Group, LLC. Under the program, each non-employee director is eligible to receive an annual retainer of $75,000 and the following additional annual retainers for service on the committees of our Board: audit committee chair – $20,000; audit committee member – $12,500; compensation committee chair – $15,000; compensation committee member – $10,000; nominating and governance committee chair – $12,500; and nominating and governance committee member – $7,500. In addition, Mr. Norman S. Matthews receives an additional annual retainer for his service as Chairman of the Board of $135,000. None of these retainer amounts changed in fiscal 2019. All retainers are paid quarterly in arrears. Our non-employee directors have the option to receive all or any portion of such compensation in the form of either cash or fully vested shares of our common stock. Each participating non-employee director is also eligible to receive an annual equity retainer of restricted stock units equal to $125,000 (based on the aggregate value of the underlying shares on the date of grant), which is made in connection with our annual meeting of stockholders. The annual grant of restricted stock units will vest in full on the earliest of the annual meeting of stockholders following the date of grant, the termination of the director’s service due to his or her death, or a change in control, subject, in each case, to the director’s continued service as a member of the Board through the vesting date. In the first year which a participating non-employee director joins our Board, he or she receives a sign-on grant of restricted stock units, pro-rated based on the proportion of the year that has elapsed between the preceding annual meeting of stockholders and the date such director joins our Board. The sign-on grant of restricted stock units will vest in full on the earliest of the annual meeting of stockholders following the date of grant, the termination of the director’s service due to his or her death, or a change in control, subject, in each case, to the director’s continued service as a member of the Board through the vesting date.

The following table sets forth the compensation paid to the non-employee directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1)	All Other Compensation (2)	Total
Steven J. Collins	$105,000	$125,000	—	$230,000
James G. Conroy	$22,860	$91,435	—	$114,295
William S. Creekmuir	$107,500	$125,000	—	$232,500
John A. Frascotti	$22,860	$91,435	—	$114,295
Lisa K. Klinger	$87,500	$125,000	—	$212,500
Norman S. Matthews	$227,500	$125,000	—	$352,500
Michelle Millstone-Schroff	$82,074	$167,800	—	$249,874
Gerald C. Rittenberg	$52,190	$125,000	$518,061	$695,251
Morry J. Weiss	$80,425	$125,000	—	$205,425
Todd M. Abbrecht	—	—	—	—
Douglas A. Haber	—	—	—	—

(1)

The dollar values shown reflect the aggregate grant date fair value of the restricted stock units granted during fiscal 2019 in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received from the awards. The value of restricted stock awards is based on the fair value of the Company’s common stock on the date of grant. As of December 31, 2019, Mr. Conroy and Mr. Frascotti each held 14,309 restricted stock units granted upon their appointment to the Board in September 2019 and Messrs. Collins, Creekmuir, Matthews, Rittenberg and Weiss and Ms. Klinger each held 15,862 restricted stock units granted at the 2019 Annual Meeting of Stockholders. As of December 31, 2019, Ms. Millstone-Schroff held 19,665 restricted stock units, including 3,803 restricted stock units granted upon her appointment to the Board of Directors in February 2019 and 15,862 restricted stock units granted at the 2019 Annual Meeting of Stockholders. As of December 31, 2019, Messrs. Collins, Creekmuir, Matthews, Rittenberg and Weiss and Ms. Klinger also held stock options with respect to 2,080 shares, 11,778 shares, 18,680 shares, 641,600 shares, 12,930 shares and 12,930 shares of our common stock, respectively. As of December 31, 2019, Mr. Abbrecht, as a representative of THL, did not hold any restricted stock units or stock options with respect to our common stock.

(2)

The dollar value shown for Mr. Rittenberg reflects the following amounts, which were paid pursuant to the terms of his transition and consulting agreement (as described below): (i) a consulting fee of $40,000 per month payable throughout fiscal year 2019, (ii) an annual cash retainer payment equal to the amount payable as an annual cash retainer to a member of the Board for the portion of the 2019 fiscal year during which he served as a consultant but no longer served on the Board ($22,810), and (iii) the value of continued participation in the Company’s health insurance plan ($15,251).

Consulting Agreement with Mr. Rittenberg. As of September 11, 2019, Mr. Rittenberg resigned as a member of the Board pursuant to an amended and restated transition and consulting agreement by and between the Company and Mr. Rittenberg, under which Mr. Rittenberg had served as a consultant since April 1, 2017. Beginning on September 11, 2019 and continuing through December 31, 2020, unless earlier terminated as provided for in the agreement (the “Consulting Period”), Mr. Rittenberg will serve on a part-time basis as a non-employee senior adviser to the Company.

Under his amended and restated transition and consulting agreement, Mr. Rittenberg is entitled to consulting payments equal to $40,000 per month in addition to an annual cash retainer payment equal to the amount payable as an annual cash retainer to a member of the Board (currently $75,000) and an annual equity award grant in the same form as, and with a value and with terms substantially similar to, the annual equity awards made to members of the Board (currently, in the form of restricted stock units with a grant date fair value of $125,000). Mr. Rittenberg is not entitled to employee benefits during the Consulting Period, except that he and his spouse continue to be entitled to participate in the Company’s health plan. If Mr. Rittenberg’s consulting services are terminated prior to December 31, 2020 by the Company without cause or by Mr. Rittenberg for good reason, subject to his execution and non-revocation of a release of claims and his continued compliance with certain restrictive covenants, he will continue to receive the payments described above as if his services had not been so terminated. Mr. Rittenberg is subject to non-competition, non-solicitation of business partners, no-hire and nondisparagement provisions through the later of June 30, 2021, and the date that is six months following the date on which Mr. Rittenberg is no longer providing consulting services.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present online or represented by proxy and entitled to vote on the election of the directors. The ten (10) nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten (10) nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION

Executive Officers of the Company

Set forth below are the names, ages and positions with the Company of the persons who were serving as executive officers of the Company as of April 10, 2020.

Name	Age	Position
Bradley M. Weston	55	President, Chief Executive Officer and Director
Todd E. Vogensen	51	Chief Financial Officer
Michael A. Correale	62	Chief Accounting Officer
Michael P. Harrison	40	Senior Vice-President & General Manager, North American Consumer Products Group
Denise M. Kulikowsky	51	Chief Human Resources Officer

•	The background of Mr. Weston is described above under “Members of the Board of Directors Continuing in Office.”

•

Todd E. Vogensen became our Executive Vice President and Chief Financial Officer in February 2020. Previously, Mr. Vogensen served as Executive Vice President—Chief Financial Officer at Chico’s FAS, Inc. from June 2015 through January 2020. He joined Chico’s FAS in October 2009, and served in roles of increasing responsibility, including Senior Vice President – Finance, and Vice President – Investor Relations. Previously, Mr. Vogensen served in executive finance roles at Michaels Stores, Inc., Gap, Inc., Hewlett Packard Company and PricewaterhouseCoopers LLP. Mr. Vogensen graduated from Arizona State University and holds a B.S. in Accountancy.

•

Michael A. Correale has served as the Company’s Chief Accounting Officer since August 2016 and also served as our Interim Chief Financial Officer from March 2019 to February 2020. Previously, Mr. Correale served as our Chief Financial Officer, from March 2002 to August 2016, and Vice President—Finance, from May 1997 to March 2002. Prior to joining the Company, Mr. Correale was the Director of Financial Reporting for Ultramar Corporation and also worked for Ernst & Young LLP. Mr. Correale holds a B.B.A. in Accounting from Iona College.

•

Michael P. Harrison became our Senior Vice President and General Manager of the North American Consumer Products (“NACP”) Group in 2017, which oversees the Company’s manufacturing, US wholesale, and Asian operations. From 2014 to 2017, Mr. Harrison served as Vice President and General Manager of Amscan, where he oversaw the Company’s U.S. wholesale and Asian operations. From 2010 to 2014, Mr. Harrison served as Vice President of Operations of Amscan. Mr. Harrison joined the company in 2007 as a Senior Financial Analyst in the Amscan Division. Prior to joining the Company, Mr. Harrison spent six years at FactSet Research Systems, which is a provider of financial information and analytical software to investment professionals. Mr. Harrison is a graduate of Hamilton College and holds an MBA from NYU’s Stern School of Business. Mr. Harrison is the son of our Vice Chairman and former Chief Executive Officer, James M. Harrison.

•

Denise M. Kulikowsky became our Chief Human Resources Officer in November 2018. Prior to joining the Company, Ms. Kulikowsky served as the Vice President, Global Human Resources for The Estee Lauder Companies Inc from 2015 to 2018. Before joining The Estee Lauder Companies Inc, Ms. Kulikowsky held several senior human resources positions at Gap Inc. Ms. Kulikowsky has an undergraduate degree in Psychology from Fordham University and a Master’s degree in Counseling from The University of Pennsylvania.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth below with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019.

Compensation Committee

Todd M. Abbrecht, Chairman

Steven J. Collins

Norman S. Matthews

Michelle Millstone-Shroff

Compensation Discussion and Analysis

This compensation discussion and analysis section provides context for the information contained in the tables following this discussion and is intended to provide information about our fiscal 2019 compensation objectives, programs and policies for our named executive officers (“Named Executive Officers”) who, during 2019, were:

•	James M. Harrison, our Chief Executive Officer (1)

•	Bradley M. Weston, our President and Chief Executive Officer, Party City Retail Group (1)

•	Michael A. Correale, our Interim Chief Financial Officer and Chief Accounting Officer

•	Michael P. Harrison, our Senior Vice-President & General Manager, NACP Group

•	Daniel J. Sullivan, our Chief Financial Officer until March 22, 2019

•	Ryan T. Vero, our President, Retail until July 20, 2019

(1)

Effective April 1, 2020, Mr. Harrison retired from his role as Chief Executive Officer, while continuing to serve as our Vice Chairman, and Mr. Weston has been promoted to the role of President and Chief Executive Officer of the Company.

Compensation Philosophy

Our executive compensation program has been designed to motivate, reward, attract and retain the management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance. We seek to create a sustainable competitive advantage by achieving higher productivity and lower costs than our competitors. Our compensation objectives at all compensation levels are designed to support this goal by:

•	linking pay to performance to create incentives for our Named Executive Officers to perform their duties at a high level;

•	ensuring compensation levels and components are actively managed; and

•	using equity compensation to align employees’ long-term interests with those of our stockholders.

Peer Group

The Compensation Committee identified the companies below as members of its peer group based on comparability. Specifically, the screening process looks at industry relevance, business fit favoring vertical integration, and scale, valuation, and profitability comparability through financial measures such as revenue, enterprise value, and gross margin. This peer group was first used to inform 2018 pay program determinations by the Compensation Committee:

Wolverine World Wide, Inc.	The Children’s Place, Inc.	Sleep Number Corporation
Tailored Brands, Inc.	Williams-Sonoma, Inc.	Vitamin Shoppe, Inc.
Aaron’s, Inc.	Deckers Outdoor Corporation	Vista Outdoor Inc.
Pier 1 Imports, Inc.	Steven Madden, Ltd.	Carter’s, Inc.
Urban Outfitters, Inc.	The Michaels Companies, Inc.	Ulta Beauty, Inc.
Leggett & Platt, Incorporated	GNC Holdings, Inc.
Sally Beauty Holdings, Inc.	Tempur Sealy International, Inc.

Components of Compensation

The compensation we provide to our Named Executive Officers is comprised of the following components:

Annual Base Salary

We pay our Named Executive Officers an annual base salary to provide them with a fixed, base level of compensation. The annual base salaries for each of our Named Executive Officers in fiscal 2019 were generally based on amounts adjusted from the amounts originally prescribed by their employment agreements, which were individually negotiated with each Named Executive Officer and are further described under “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements.” Annual base salaries are generally reviewed in the first quarter of each year and are adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. At the beginning of fiscal 2019, Mr. James M. Harrison received an automatic 2% increase in annual base salary, as provided in his employment agreement. Messrs. Michael P. Harrison and Vero received increases of 2% of their annual base salaries in April 2019, which reflected an increase consistent with the level of base salary increase provided to other employees of the Company. Mr. Weston’s annual base salary was determined as part of the negotiations regarding his employment agreement, in connection with his commencement of employment with us in July 2019. His annual base salary level reflected input from Semler Brossy regarding market compensation levels and also reflected his status as a likely successor to Mr. James M. Harrison. Mr. Weston was promoted to the role of Chief Executive Officer of the Company on March 11, 2020. The annual base salaries for Mr. Correale and Mr. Sullivan did not change during 2019.

Executive Officer	2019 Annual Base Salary Rate (1)	2018 Base Salary	Percent Change
James M. Harrison	$1,821,518	$1,785,802	2.0%
Bradley M. Weston	900,000	—
Michael A. Correale	433,014	433,014
Michael P. Harrison	408,000	400,000	2.0%
Daniel J. Sullivan	663,000	663,000
Ryan T. Vero	780,300	765,000	2.0%

(1)

2019 base salary represents the Named Executive Officer’s annual salary following the respective contractual or discretionary increases in annual salary described above. Pursuant to the terms of his employment agreement, Mr. Weston was paid $450,000 for the portion of the year that he was employed.

Annual Cash Incentive Plan

We have an annual cash incentive plan that is designed to serve as an incentive to drive annual financial performance. During fiscal 2019, the target annual cash bonus for each of the Named Executive Officers was based on a percentage of annual base salary. Mr. Weston’s target annual cash was determined as part of the negotiation of his employment agreement, in connection with his commencement of employment with us in July 2019. His target annual base salary level reflected input from Semler Brossy regarding market compensation levels. We did not change the target annual bonus (as a percentage of annual base salary) for any of our other Named Executive Officers in 2019, other than for Mr. Correale. Mr. Correale’s target annual bonus was increased to 40% in 2019 from 30% in 2018, based on the additional responsibilities assumed following his appointment as the interim Chief Financial Officer in March 2019. The annual cash bonus amounts that would be earned if all metrics were met at target levels are as follows:

Executive Officer	2019 Annual Base Salary Rate	2019 Target Annual Bonus (as a % of Base Salary)	2019 Target Annual Bonus
James M. Harrison	$1,821,518	60%	$1,092,108
Bradley M. Weston (1)	$900,000	100%	$450,000
Michael A. Correale	$433,014	40%	$173,206
Michael P. Harrison	$408,000	55%	$224,400
Daniel J. Sullivan	$663,000	55%	$364,650
Ryan T. Vero	$780,300	55%	$429,165

(1)	Mr. Weston’s agreement provided for a 2019 annual cash bonus target equal to $450,000.

In 2019, payment under our annual cash incentive plan was based on several Company-wide and business-unit specific metrics and operational goals. “Business initiatives” included certain goals and objectives designed to foster successful long-term financial and business performance (such as streamlining existing work processes and initiating cross-discipline collaboration) and may extend beyond a one-year operational plan period. The specific target amounts for each metric and the applicable weight for each metric, in each case, with respect to each Named Executive Officer is further described below.

Metric	Threshold (in millions)	Target (in millions)	Maximum (in millions)	James M. Harrison	Bradley M. Weston	Michael A. Correale	Michael P. Harrison	Daniel J. Sullivan	Ryan T. Vero
Adjusted EBITDA (1)	$402.6	$424.0	$445.2	40.0%	25.0%	40.0%	25.0%	40.0%	25.0%
Debt Leverage Ratio (2)	4.4x	4.1x	3.7x	20.0%	12.5%	20.0%	12.5%	20.0%	12.5%
Business Initiatives	—	—	—	20.0%	25.0%	20.0%	25.0%	20.0%	25.0%
Retail Comparable Sales Growth	0.0%	1.0%	3.0%	20.0%	25.0%	20.0%		20.0%	25.0%
Overall Gross Profit	$990.0	$1,032.8	$1,064.8		12.5%		12.5%		12.5%
NACP Wholesale Revenue	$425.9	$448.4	$461.8				12.5%
NACP wholesale adjusted EBITDA (1)	$302.8	$318.7	$334.7				12.5%

(1)	Target represents adjusted EBITDA as defined in Item 6 of our fiscal 2019 Annual Report on Form 10-K, before any accrued annual cash incentives.
(2)	Total debt divided by adjusted EBITDA.

The threshold and maximum performance levels are set forth above for each metric and the related threshold and maximum bonus payout levels for each Named Executive Officer were set at 37.5% and 200% for such metric, respectively. If actual performance for a given metric falls between threshold and target levels or between target and maximum levels, the payout related to that metric is interpolated on a straight-line basis. If actual performance for a given metric falls below the threshold level, no payout is earned with respect to that metric. No additional amounts are earned if actual performance exceeds the maximum performance level for a given metric.

Based on the Company’s overall financial performance relative to the targets set forth above, no annual cash incentives were earned by our Named Executive Officers for 2019 under the terms of our annual incentive plan. The Compensation Committee exercised its discretion to award bonuses, in the amounts of $25,000 and $100,000, respectively, to Messrs. Correale and Michael P. Harrison, based on their work in connection with our 2019 sale leaseback transaction and the sale of our Canadian retail operations.

Long-term Incentive Program

The Compensation Committee provides for annual grants of long-term, stock-based incentives as an important component of our overall compensation program because it helps retain key employees, aligns their financial interests with the interests of our stockholders, and rewards the achievement of our long-term strategic goals. Our long-term incentive program is intended to create an emphasis on performance, while also incorporating a time-based component that provides a retention incentive. In designing our long-term incentive program, we generally sought to provide long-term incentive value to our Named Executive Officers that position target total pay opportunities within a competitive range of the median of our peer group.

In 2019, consistent with the re-design of our long-term incentive program in 2018, our equity awards to Named Executive Officers generally consisted of performance-based restricted stock or performance-based restricted stock units (weighted at 80% of grant value at target performance levels) and time-based restricted stock or time-based restricted stock units (weighted at 20% of grant value at target performance levels). In each case, in making allocations between performance- and time-based restricted stock and restricted stock units as described above, we assumed that performance-based restricted stock and restricted stock units will be earned at target levels and considered only the fair market value of the underlying shares as of the beginning of 2019 (which does not align with the April 17, 2019 grant date value assigned to restricted stock and restricted stock units for accounting purposes and reported in the Summary Compensation Table below).

Executive Officer	2019 Target Long-Term Incentive	Portion Granted as Performance- Based Restricted Stock / Restricted Stock Units (80%)	Portion Granted as Time-Based Restricted Stock / Restricted Stock Units (20%)
James M. Harrison	$3,344,308	$2,675,448	$668,860
Bradley M. Weston (1)	—	—	—
Michael A. Correale	$129,905	$86,602	$43,303
Michael P. Harrison	$326,396	$261,117	$65,279
Daniel J. Sullivan (2)	—	—	—
Ryan T. Vero (2)	$612,004	$489,599	$122,405

(1)

In accordance with the terms of Mr. Weston’s employment contract, in 2019, he was granted 300,000 options to purchase the Company’s common stock at an exercise price of $6.21. The options vest in three equal annual installments upon each of the first three anniversaries of the grant date, generally subject to Mr. Weston’s continued employment with the Company. The size and terms of the option grant were negotiated as part of Mr. Weston’s overall compensation package in connection with his commencement of employment with us and reflected input from Semler Brossy regarding market compensation levels. Mr. Weston did not receive time- or performance-based restricted stock or restricted stock units in 2019.

(2)

Mr. Sullivan’s employment terminated in March 2019, prior to the issuance of restricted stock grants for 2019 under our long-term incentive program. Mr. Vero’s restricted stock grants in 2019 were forfeited upon the termination of his employment on July 20, 2019.

Time-based restricted stock awards and time-based restricted stock units each vest in three equal installments upon each of January 1, 2020, 2021 and 2022, subject to the grantee’s continued employment with the Company through the applicable vesting date.

Performance-based restricted stock awards and performance-based restricted stock units each are earned based on the achievement of cumulative free cash flow (50% weighting) and adjusted earnings per share (50% weighting) for the three-year performance period specified in the award agreement. Adjusted earnings per share for this purpose is equal to net income as adjusted consistent with the adjustments made to net income as reflected in the Company’s Annual Report on Form 10-K for the applicable fiscal year, divided by the weighted-average shares outstanding during the relevant fiscal year, calculated on a diluted basis and reported in the Company’s financial statements in accordance with GAAP. Free cash flow means, for each fiscal year during the performance period, adjusted EBITDA less capital expenditures as reported in our Annual Report on Form 10-K, which we filed on March 12, 2020.

Performance criteria are measured from the beginning of the fiscal year in which the performance-based stock is awarded through the end of the third fiscal year in the performance period. Achievement of performance-based criteria at threshold levels results in vesting equal to 37.5% of the target level. Achievement of performance criteria at target levels results in vesting equal to 100% of the target level, and achievement of performance criteria at or above the maximum levels results in vesting equal to 200% of the target level. Performance-based restricted stock is denominated in a number of shares assuming maximum performance levels, so upon achieving the threshold, target and maximum levels of achievement, the actual number of shares that would vest is equal to the percentages described above divided by two. Performance-based restricted stock units are denominated at target performance levels. For achievement of performance criteria between thresholds, the potential award percentage for each metric is interpolated on a straight-line basis. Performance-based restricted stock and performance-based restricted stock units, if earned, generally vest only if the grantee remains continuously employed by the Company from the grant date through the date on which performance is determined under the award, subject to certain exceptions involving the termination of the executive officer as described below under “Potential Payments upon Termination or Change in Control for 2019.”

Prior to the 2018 changes to our equity incentive program, the Compensation Committee used both time- and performance-based stock options as the primary long-term incentive vehicle to incentivize our Named Executive Officers and other key employees. Time-based stock options help to retain executives, who must be employed by us at the time the award vests. In addition, because we set the exercise price of stock options at the fair market value of the common stock at the time of grant, our stock price must increase, thereby benefiting all stockholders, before the awards have any value. Performance-based stock option awards vest if specified investment returns are achieved by THL and certain service requirements are met. During 2019, Messrs. James M. Harrison, Correale and Michael P. Harrison were the only Named Executive Officers who held performance-based stock options. These awards were designed to align the interests of our executives with those of our private equity stockholders when we were privately held and to motivate our executives to achieve a successful exit event for these owners. In connection with the amendment and restatement of his employment agreement in March 2020, Mr. Harrison’s performance-based stock options were forfeited.

See “Outstanding Equity Awards at Fiscal Year End for 2019” and “Option Exercises and Stock Vested in 2019” below for information about the stock-based awards held by each of our Named Executive Officers.

Severance and Change in Control Arrangements

We provide severance protection to our Named Executive Officers (other than Messrs. Sullivan and Vero, who are no longer employed by us) in their employment agreements and, in certain cases, through their stock option agreements. The severance terms that apply to our Named Executive Officers are described below under “Potential Payments upon Termination or Change in Control.” Our severance protections are designed to retain the services of our Named Executive Officers and generally resulted from prior negotiations regarding their employment arrangements. We believe the level of severance payments we provide is appropriate and within the range of competitive practice.

Additionally, as also described below under “Potential Payments Upon Termination or Change in Control”, a change of control and/or an accompanying qualifying termination may result in acceleration of certain long-term incentive awards that we have granted.

Other Benefits and Perquisites

Each Named Executive Officer was also eligible to participate in our broad-based employee benefit plans for U.S.-based employees in 2019, such as medical, dental, group life, disability and accidental death and dismemberment insurance. Under our tax-qualified defined contribution plans, our Named Executive Officers and generally all full-time domestic exempt and non-exempt employees who meet certain length-of-service and age requirements, as defined in such plans, were eligible to contribute a portion of their compensation to the plan on a pre-tax basis in 2019 and receive an employer matching contribution ranging from approximately 11% to 100% of the employee contributions, not to exceed a range of 5% to 6% of the employee’s annual salary. In addition, our tax-qualified defined contribution plans provide for annual discretionary contributions to be credited to participants’ accounts. Our Named Executive Officers were eligible to participate in the benefit plans on the same basis as our other employees in 2019. The annual value of the contributions to our tax-qualified defined contribution plans for each Named Executive Officer is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We also provide each Named Executive Officer with certain supplemental disability insurance benefits and during the portion of 2019 that he was employed with us, we provided Mr. Vero with certain supplemental life insurance benefits. These benefits are only made available to a select group of executives and senior employees, and the premium amounts paid by the Company for these benefits are included in the “All Other Compensation” column of the Summary Compensation Table below. Messrs. Sullivan and Vero were not eligible to participate in our employee benefit plans or tax-qualified defined contribution plans following their separations from the Company.

During fiscal 2019, James M. Harrison drove an automobile owned by the Company. Messrs. Weston, Correale, Harrison, Sullivan and Vero each received an allowance to cover the cost of their respective automobiles. The annual value of the automobile usage and the allowance are reported as taxable income to the executive and are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The Compensation Committee believes that the cost of providing these automobile-related benefits is reasonable relative to its value to our Named Executive Officers.

Compensation Committee and Compensation Consultants

The Compensation Committee is responsible for setting and administering our executive compensation policies and programs and determining the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee also administers the 2012 Plan. All decisions regarding compensation of our executive officers during fiscal 2019 were made solely by the Compensation Committee, in certain cases, after consultation with our Chief Executive Officer.

The Compensation Committee meets approximately quarterly, and at least annually evaluates the performance of our Named Executive Officers, to approve their annual base salaries, subject to the contractual commitments we have made with our Named Executive Officers (as described below), and to determine their annual cash incentive awards for the prior year’s performance and stock-based incentive compensation to be effective for the current year. In addition to its regularly scheduled meetings, the Compensation Committee may meet at interim dates during the year to review the compensation of a Named Executive Officer or other officer in the event of unforeseen organizational or responsibility changes, including new hires, which occur during the year.

In determining compensation components and levels for our Named Executive Officers, the Compensation Committee considers the scope and responsibility of the officer’s position, our overall financial and operating performance, and the officer’s overall performance and future potential. The Compensation Committee members apply their considerable experiences in serving as directors of other companies to devise compensation packages that they believe will attract, retain and provide incentives to the executive talent necessary to manage the Company. When we last held a say-on-pay stockholder vote in 2019, our stockholders expressed broad support for our program, and our Compensation Committee has continued to take that as support for the philosophy underlying our executive compensation practices, which continues to guide its decision making.

Additionally, the Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. The Compensation Committee did not determine that there were risks arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has the sole authority to retain, at the Company’s expense, outside executive compensation consultants to assist it in the evaluation of executive officer compensation. This authority encompasses the ability to terminate any such consultant and the authority to approve such consultant’s fees and other retention terms.

Since December 2016, the Compensation Committee has engaged Semler Brossy as its independent compensation consultant. Semler Brossy has assisted the Company in identifying an appropriate compensation peer group, conducting pay benchmarking, and reviewing our short-and long-term incentive programs and recommending design changes for our executive compensation program. After consideration of the independence assessment factors set forth under the listing rules of the NYSE, the Compensation Committee determined that Semler Brossy is independent and that the engagement does not raise any conflicts of interest.

Employment Agreements

As further described above under “Components of Compensation – Annual Base Salary”, each of our Named Executive Officers had an employment agreement that was effective during fiscal 2019 (in the case of Mr. Weston, only for the period from July 25, 2019 through the end of the fiscal year). The terms of these agreements, including any amendments thereto, are further described in “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” below. These agreements are intended to provide our Named Executive Officers with security regarding the terms and conditions of their employment or other services with us and are intended to secure restrictive covenants and, under certain circumstances, releases of claims that provide protection for the Company.

Recoupment Policy (“Clawback”)

We adopted a recoupment (“clawback”) policy which provides that, in the event that we are required to prepare an accounting restatement, we may recover from current and former officers any cash- or equity-based bonus, award or other incentive compensation erroneously paid or awarded (as well as reducing or cancelling such bonuses, awards or other compensation and compelling payment for any gains or other accessions to wealth realized in respect of equity or equity-based awards) in excess of what would have been paid under the accounting restatement. This policy covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

Derivatives Trading, Hedging and Pledging Policies

We maintain an insider trading policy that applies to all of our employees worldwide, including our Named Executive Officers, and members the Board, as well as their designees. The policy prohibits short sales and prohibits our employees from engaging in any transaction in publicly-traded options and derivatives on our stock. This policy also prohibits our employees from trading our stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy our stock). Our policy permits employees (and their designees) to engage in certain portfolio diversification transactions, including investments in mutual funds.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to certain individuals to $1.0 million per year. In certain cases, the Compensation Committee may consider the potential impact of Section 162(m) of the Code when structuring our executive compensation arrangements with our Named Executive Officers. However, the Compensation Committee retains flexibility to approve compensation arrangements that promote the objectives of our compensation program, but which may not qualify for full or partial tax deductibility.

Summary Compensation Table for 2019, 2018 and 2017

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James M. Harrison	2019	$1,812,518	—	$548,224	—	—	$21,867	$2,391,609
Chief Executive Officer	2018	$1,785,802	—	$730,447	—	—	$28,329	$2,544,578
	2017	$1,750,786	—	—	—	$1,085,926	$27,082	$2,863,794

Bradley M. Weston	2019	$450,000	—	—	$624,000	—	$89,184	$1,163,184
President and Chief Executive Officer, Party City Retail Group

Michael A. Correale	2019	$433,014	$25,000	$35,493	—	—	$37,207	$530,714
Interim Chief Financial Officer	2018	$430,402	—	$48,232	—	—	$43,507	$522,141
	2017	$421,962	—	—	—	$164,570	$42,910	$629,442

Michael P. Harrison	2019	$405,692	$100,000	$53,505	—	—	$16,194	$575,391
Senior Vice President, General Manager, NACP Group	2018	$393,942	—	$53,636	—	—	$10,073	$457,651

Daniel J. Sullivan (5)	2019	$153,000	—	—	—	—	$6,070	$159,070
Former Chief Financial Officer	2018	$659,250	—	$118,162	—	—	$16,541	$793,953
	2017	$650,000	—	—	—	$377,965	$16,098	$1,044,063

Ryan Vero (5)	2019	$415,160	—	$100,328	—	—	$9,945	$547,510
Former President, Retail	2018	$760,096	—	$136,342	—	—	$167,143	$1,063,581
	2017	$750,000	—	—	—	$436,114	$315,982	$1,502,096

(1)

Mr. Correale and Mr. Michael P. Harrison were paid discretionary bonuses in 2019, based on their work in connection with our 2019 sale leaseback transaction and the sale of our Canadian retail operations.

(2)

The dollar values shown reflect the aggregate grant date fair value of equity awards granted within the year in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received by each individual from the awards. Consistent with that determination, the dollar value for the restricted stock awards granted in 2019 and 2018 is based on the fair value of our common stock on the date of grant and only reflects the value of time-based restricted stock awards. The assumptions used in determining the fair values of stock and option awards granted in 2019 are disclosed in Note 16 to our audited consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2019. The assumptions used in determining the fair values of stock awards granted in 2018 are disclosed in Note 12 to our audited consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2018. With respect to performance-vesting awards granted in 2019 and 2018, if performance conditions were achieved at the maximum level of 200% and such amounts were included in the table above, the amounts listed in the Stock Awards column for each of our Named Executive Officers would have been as follows: Mr. James A. Harrison – 2019 – $4,934,029, 2018 – $6,574,057; Mr. Correale – 2019 – $177,457, 2018 – $434,084;

Mr. Michael P. Harrison – 2019 – $481,548, 2018 – $482,664; Mr. Sullivan – 2018 – $1,063,487; and Mr. Vero – 2019 – $902,917 , 2018 – $1,227,107.
(3)	Amounts represent annual bonuses paid under our annual cash incentive plan for such years. No annual cash bonuses were earned in 2019 and 2018.
(4)

During fiscal 2019, each of our Named Executive Officers either used a company car or received a car allowance and the amounts include the following automobile-related compensation: James M. Harrison ($8,200), Mr. Weston ($3,210), Mr. Correale ($28,800), Mr. Michael P. Harrison ($6,757), Mr. Sullivan ($1,950) and Mr. Vero ($4,517). Also included are amounts related to matching 401(k) contributions, contributions to one of our tax-qualified defined contribution plans and supplemental life insurance and disability contributions, as described in “Other Benefits and Perquisites” in the “Compensation Discussion and Analysis.”

(5)

Messrs. Sullivan and Vero ceased to be employees of the Company as of March 22, 2019 and July 20, 2019, respectively. The 2019 salary included in this table represents Messrs. Sullivan’s and Vero’s salaries through their termination dates. Mr. Sullivan’s employment terminated prior to the issuance of 2019 restricted stock grants under our long-term incentive program. Mr. Vero’s restricted stock granted in 2019 was forfeited upon his separation from the Company.

Grants of Plan-Based Awards Table for 2019

The table below provides information on cash and equity-based performance awards granted to each of the Company’s Named Executive Officers during the fiscal year 2019.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock And Option Awards ($)(6)
	Award Type (1)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Harrison	Cash	1/1/2019	$409,842	$1,092,911	$2,185,821
	RS	4/17/2019							67,020			$548,224
	PS	4/17/2019				100,530	268,081	536,162
Bradley M. Weston (7)	Cash	7/25/2019	$168,750	$450,000	$900,000
	Options									300,000	$6.21	$624,000
Michael A. Correale	Cash	1/1/2019	$64,952	$173,206	$346,411
	RSU	4/17/2019							4,339			$35,493
	PSU	4/17/2019				3,254	8,678	17,356
Michael P. Harrison	Cash	1/1/2019	$84.150	$224,400	$448,800
	RS	4/17/2019							6,541			$53,505
	PS	4/17/2019				9,812	26,164	52,328
Daniel J. Sullivan (8)	Cash	1/1/2019	$136,744	$364,650	$729,300
Ryan T. Vero	Cash	1/1/2019	$160,937	$429,165	$858,330
	RS	4/17/2019							12,265			$100,328
	PS	4/17/2019				18,397	49,058	98,116

(1)

“RS” indicates that the award is a time-based restricted stock award. “PS” indicates that the award is a performance-based restricted stock award. “RSU” indicates that the award is a time-based restricted stock unit award. “PSU” indicates that the award is a performance-based restricted stock unit award. “Options” indicates that the award is a grant of options to acquire shares of our common stock.

(2)

Represents annual bonus opportunities granted under our annual cash incentive plan. See “Annual Cash Incentive Plan” under “Compensation Discussion and Analysis” above for a description of our annual cash incentive plan and each Named Executive Officer’s bonus opportunity for fiscal 2019. The table above reflects annual cash bonus opportunities as of January 1, 2019 for Messrs. Sullivan and Vero, prior to each of their terminations of employment with us.

(3)

Performance-based restricted stock and performance-based restricted stock unit awards were granted on April 17, 2019, pursuant to the 2012 Plan. The performance-based restricted stock and performance-based restricted stock unit awards are earned based on the achievement of certain cumulative performance criteria determined as of the end of the three-year performance period indicated in the award agreements, in each case, generally subject to the Named Executive Officer’s continued employment by the Company through the applicable vesting date.

(4)

Time-based restricted stock and time-based restricted stock unit awards were granted on April 17, 2019, pursuant to the 2012 Plan. Time-based restricted stock and time-based restricted stock unit awards vest in three equal installments upon each of January 1, 2020, January 1, 2021 and January 1, 2022.

(5)

Mr. Weston received a sign-on grant of 300,000 options to purchase the Company’s common stock at an exercise price of $6.21. The stock options vests in three equal annual installments upon each anniversary of the grant date, generally subject to Mr. Weston’s continued employment with us through the applicable vesting date.

(6)	Amounts shown in this column reflect the fair value of the equity awards on the date of grant determined in accordance with ASC Topic 718.
(7)

Mr. Weston’s employment contract provides for an initial annual salary of $900,000 and a target bonus of 100% of his annual base salary. However, his employment agreement provided for a 2019 target annual cash bonus opportunity equal to $450,000.

(8)	Mr. Sullivan’s employment terminated in March 2019, prior to the issuance of restricted stock grants for 2019 under our long-term incentive program.

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

Employment Agreements

Employment Agreement with James M. Harrison. During 2019, James M. Harrison was a party to an employment agreement with the Company, pursuant to which he served as our Chief Executive Officer. For fiscal 2019, Mr. Harrison’s annual base salary was $1,821,518. During 2019, Mr. Harrison was eligible for an annual cash incentive bonus with a target of 60% of annual base salary, not to exceed 120% of Mr. Harrison’s annual base salary. Mr. Harrison’s employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health care, life insurance plans, payment of disability insurance premiums in an amount of up to $2,000 per month and expense reimbursement. In connection with his transition to his role as our Vice Chairman, Mr. Harrison’s employment agreement was amended and restated on March 11, 2020 to reflect the terms of his employment as of April 1, 2020.

Employment Agreement with Bradley M. Weston. From July 25, 2019 through the end of 2019, Mr. Weston was a party to an employment agreement with the Company pursuant to which Mr. Weston served as President of the Company and Chief Executive Officer of Party City Retail Group. Mr. Weston’s employment contract provided for an initial annual salary of $900,000 and a target bonus of 100% of his base salary. His employment agreement provided for a 2019 salary and 2019 target annual cash bonus opportunity that were each equal to $450,000. Mr. Weston’s employment agreement also provided for other customary benefits, including savings and retirement plans, paid vacation, health care, life insurance plans and expense reimbursement. In connection with his promotion to President and Chief Executive Officer of the Company, Mr. Weston’s employment agreement was amended and restated on March 11, 2020 to reflect to the terms of his employment as of April 1, 2020.

Employment Agreements with Messrs. Michael P. Harrison, Sullivan and Vero. Messrs. Michael P. Harrison, Sullivan and Vero were subject to an employment agreement with the Company that is substantially identical to Mr. James M. Harrison’s employment agreement as in effect in 2019, except for differences in the calculation of severance described further below under “Potential Payments upon Termination or Change in Control” and the material differences noted in the table below:

Named Executive Officer	Annual Base Salary Under Employment Agreement	Annual Bonus Target
Mr. Michael P. Harrison, Senior Vice President (agreement term ended December 31, 2020)	$400,000 (with any increases subject to Compensation Committee approval)*	Target and maximum annual bonuses 55% and 100% of annual base salary, respectively

Mr. Sullivan, Former Chief Financial Officer (agreement term ended March 22, 2019 upon Mr. Sullivan’s termination of employment with the Company)	$650,000 (with any increases subject to Compensation Committee approval)*	Target and maximum annual bonuses 55% and 110% of annual base salary, respectively

Mr. Vero, Former President, Retail (agreement term ended July 20, 2019)	$750,000 (with any increases subject to Compensation Committee approval)*	Target and maximum annual bonuses 55% and 110% of annual base salary, respectively

*	Employment agreement establishes minimum annual base salary. See description above of actual annual base salary rate for 2019.
**

Mr. Vero was also entitled to and received reimbursement of reasonable and customary relocation expenses in 2017 and 2018, under the terms of his employment agreement, including a tax gross-up for such amounts.

Employment Agreement with Mr. Correale. Mr. Correale is party to an employment agreement with the Company pursuant to which Mr. Correale is entitled to an annual base salary of $400,000, which may be (and, as described above, has been) adjusted by the Compensation Committee. Additionally, the terms of his agreement provide that his annual incentive bonus target is equal to 50% of his annual base salary.

For a description of the payments and benefits our Named Executive Officers may be entitled to in connection with a termination of employment or a change in control, and for a description of the restrictive covenants in our favor by which our Named Executive Officers are bound, see “—Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End for 2019

The following table sets forth certain information with respect to outstanding stock options and restricted stock held by our Named Executive Officers on December 31, 2019.

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned (#) Options (2)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Shares that have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares that have Not Vested (#) (5)	Equity Incentive Plan Awards: Market Value of Unearned Shares that have Not Vested ($) (4)
James M. Harrison	Option	291,200	—	546,000	$5.33	4/1/2023
	Option	512,960	128,420	—	$17.00	4/15/2025
	RS - 2019						67,020	$156,827
	RS - 2018						30,723	$71,893
	PS - 2019								100,530	$235,241
	PS - 2018								69,128	$161,759

Bradley M. Weston	Option	—	300,000	—	$6.21	7/25/2029
	RS	—	—	—
	PS	—	—	—

Michael A. Correale	Option	70,000	—	103,600	$5.33	4/1/2023
	Option	12,850	3,212	—	$21.79	6/17/2025
	RS - 2019						4,339	$10,153
	RS - 2018						2,029	$4747
	PS - 2019								3,254	$7,615
	PS - 2018								4,565	$10,681

Michael P. Harrison	Options	16,800	—	25,200	$5.33	4/1/2023
	Options	5,507	1,377	—	$21.79	6/17/2025
	RS - 2019						6,541	$15,306
	RS - 2018						2,256	$5,279
	PS - 2019								9,812	$22,959
	PS - 2018								5,075	$11,876

Daniel J. Sullivan (6)		—	—	—	—	—	—	—	—	—

Ryan T Vero (6)		—	—	—	—	—	—	—	—	—

(1)

All time-based options granted to our Named Executive Officers with an exercise price of $5.33 or $17.00 are fully vested. All time-based options granted with exercise prices of $21.79 are 80% vested and the remaining 20% of the options will vest on June 17, 2020. Mr. Weston’s time-based options granted with exercise prices of $6.21 vest as to one-third of the options on each of the next three anniversaries of their grant date. In each case, future vesting is generally subject to the Named Executive Officer’s continued employment or other service through the applicable vesting date.

(2)

All performance-based options will vest if both service-based and performance-based conditions are met, subject to the terms of the 2012 Plan and the applicable award agreements. The service-based condition has been satisfied in full. The performance-based conditions will be satisfied if a certain minimum multiple of investment is realized by THL and will vest in whole or in part if THL realizes an internal rate of return on its investment in the Company within a specified range. In connection with his transition to Vice Chairman effective April 1, 2020, Mr. James M. Harrison agreed to forfeit his remaining performance-based options.

(3)

Time-based restricted stock granted in 2018 vests in three equal installments, with one-third having vested on each of January 1, 2019 and January 1, 2020, and the remaining one-third vesting on January 1, 2021, generally subject to the Named Executive Officer’s continued employment or other service through the applicable vesting date. Time-based restricted stock granted in 2019 vests in three equal installments, with one-third having vested on January 1, 2020, and one-third vesting on each of January 1, 2021 and January 1, 2022, generally subject to the Named Executive Officer’s continued employment or other service through the applicable vesting date.

(4)	Calculated using the 2019 year-end closing market price of $2.34 per share.
(5)

Performance-based restricted stock is earned based on the achievement of certain cumulative performance criteria determined as of the end of the three-year performance period indicated in the award agreement, generally subject to the Named Executive Officer’s continued employment or other service through the date on which performance is measured. Further details regarding the vesting conditions applicable to performance-based restricted stock can be found above under the heading “Stock-based Incentive Program” in the “Compensation Discussion and Analysis” section. The number of performance-based restricted shares shown above reflects achievement of applicable performance goals at threshold levels.

(6)	Messrs. Vero and Sullivan forfeited all of their equity awards as a result of their termination of employment in July 2019 and March 2019, respectively.

Option Exercises and Stock Vested in 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James M. Harrison	15,362	$153,309
Bradley M. Weston (2)	—	—
Michael A. Correale	1,014	$10,123
Michael P. Harrison	1,128	$11,257
Daniel J. Sullivan	2,485	$24,800
Ryan T. Vero	2,867	$28,613

(1)

Amounts shown in these columns reflect shares of restricted stock that vested during 2019. The value realized upon the vesting of restricted stock was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE, on the date such restricted stock became vested.

(2)	Mr. Weston had no equity awards vest as of December 31, 2019.

No Named Executive Officer exercised options during 2019.

Potential Payments upon Termination or Change in Control for 2019

During 2019, the employment agreements of each Named Executive Officer provided for severance benefits upon a termination of employment under certain circumstances (including, in certain cases, in connection with a change in control). For a discussion regarding the benefits see “—Employment Agreement with Mr. James M. Harrison”, “—Employment Agreement with Mr. Weston, and “—Employment Agreement with Mr. Correale” and “—Employment Agreement with Mr. Michael P. Harrison” below. Upon their terminations of employment, neither Mr. Sullivan (effective March 22, 2019) nor Mr. Vero (effective July 20, 2019) received any severance benefits. Furthermore, a change in control (in some cases, only if accompanied by a qualifying termination of the Named Executive Officer’s employment) or a termination of employment would also, in certain cases, result in the accelerated vesting of our restricted stock, and time-based options and would have certain effects on our performance-based options. See “—Effect of Change of Control and Qualifying Termination on Equity Awards” below.

The following table presents the potential post-employment severance and bonus payments payable to each of our Named Executive Officers, and the potential effect of a change in control on stock–based awards held by our Named Executive Officers, in each case, as of December 31, 2019, the last business day of our fiscal year. The table also assumes that the triggering event took place on December 31, 2019. Amounts shown in the table do not include (i) accrued but unpaid salary, (ii) annual cash bonuses for fiscal 2019 (which, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, were not earned for 2019), (iii) vested benefits, including the value of time-based restricted stock that vested by its terms on

December 31, 2019 or (iv) other benefits earned or accrued by the Named Executive Officer during his employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Termination of Employment Without Cause or for Good Reason	Termination of Employment due to Death and Disability	Termination of Employment without Cause or for Good Reason within six months prior to or 24 months after a Change in Control	Change in Control without Termination of Employment
James M. Harrison	Severance (1)	$5,464,554	—	$7,286,072	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—
	Vesting of Time-Based Restricted Stock (3)	$156,827	—	$156,827	—
	Vesting of Performance-Based Restricted Stock (4)	—	—	—	—

Bradley M. Weston	Severance (5)	$1,350,000	—	$3,600,000	—
	Vesting of Time-Based Options (6)	—	—	—	—

Michael A. Correale	Severance (7)	$606,220	$173,206	$606,220	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—

Michael P. Harrison	Severance (5)	$408,000	—	$1,264,800	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—
	Vesting of Time-Based Restricted Stock (3)	$20,585	—	$20,585	—
	Vesting of Performance-Based Restricted Stock (4)	$41,521	—	$41,521	—

(1)

As of December 31, 2019, Mr. James M. Harrison was entitled to severance under the terms of his prior employment agreement, as described below. The table assumes Mr. Harrison would be subject to a three-year “restriction period” (as described below) and that the applicable severance multiplier would be three. The severance amount above does not include a pro rata bonus amount.

(2)

Under the terms of their employment agreements as in effect on December 31, 2019, in connection with a Qualifying Termination (as defined below), all time-based stock options that were granted in fiscal 2015 and 2016 held by Messrs. James M. Harrison and Michael P. Harrison as of December 31, 2019 would vest in full. Under the terms of the applicable stock option agreements, time-based options granted in fiscal

2015 and 2016 to Mr. Correale would fully vest if his employment was terminated without cause within one year following a change in control and would accelerate by twelve months if his employment was terminated without cause under any other circumstances. No value is shown related to any fiscal 2015 and 2016 stock options as the exercise price exceeds the closing price of a share of our common stock on December 31, 2019. No amounts have been included in the table with respect to performance-based options since they would not have vested if a change of control occurred on December 31, 2019, based on the closing price of a share of our common stock on that date and an assumed sale or other disposition by THL and its affiliates of all of its shares of our common stock on that date, determined as described above.
(3)

Under the terms of their employment agreements as in effect on December 31, 2019, in connection with a Qualifying Termination, all unvested time-based restricted stock held by Messrs. James M. Harrison and Michael P. Harrison as of December 31, 2019 would vest in full. Amounts shown are based on the Company’s December 31, 2019 closing stock price.

(4)

Under the terms of their employment agreements as in effect on December 31, 2019, in connection with a Qualifying Termination (as defined below), all performance-based restricted stock held by Messrs. James M. Harrison and Michael P. Harrison as of December 31, 2019 for which the performance period had not ended would be treated as earned at target levels and would vest by applying a pro-ration factor equal to the number of days worked by the Named Executive Officer during the performance period prior to such Qualifying Termination. The amounts above represent (i) a two-thirds (2/3) pro-ration factor for performance-based restricted stock granted in 2018 and (ii) a one-third (1/3) pro-ration factor for performance-based restricted stock granted in 2019, in each case, as of December 31, 2019 and, in all cases, values are based on the Company’s December 31, 2019 closing stock price.

(5)

As of December 31, 2019, Messrs. Weston and Michael P. Harrison are entitled to severance under the terms of their employment agreements, as described below. Severance above does not include a pro rata bonus amount.

(6)

Under the terms of his employment agreement as in effect on December 31, 2019, if Mr. Weston’s employment had been terminated without cause or he resigned for good reason, his sign-on options would have accelerated by 18 months and, in connection with a Qualifying Termination, all of his sign-on options would have accelerated in full. However, no value is shown related to Mr. Weston’s sign-on options, as the exercise price exceeded the closing price of a share of our common stock on December 31, 2019.

(7)

Mr. Correale is entitled to severance under the terms of his employment agreement, as described below. The table calculates Mr. Correale’s severance based on his annual base salary as of December 31, 2019 and a bonus amount for the year of termination of employment equal to 100% of the target amount.

Employment Agreement with James M. Harrison. Under Mr. James M. Harrison’s employment agreement as in effect on December 31, 2019, if we had terminated Mr. James M. Harrison’s employment other than for cause (as defined in Mr. James M. Harrison’s employment agreement), or if Mr. James M. Harrison had terminated his employment for good reason (as defined in Mr. James M. Harrison’s employment agreement), we would have been obligated to pay Mr. James M. Harrison the following lump sum cash payments: (1) accrued unpaid salary, earned but unpaid annual bonus for any prior year and accrued but unpaid vacation pay (collectively, the “Accrued Obligations”); (2) severance pay equal to (A) his annual base salary multiplied by (B) the number of years in the restriction period (which would have lasted one to three years following the termination of his employment, as described below); and (3) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination. If such a termination had occurred within six months prior to, or twenty four months following, a change in control (a “Qualifying Termination”), the restriction period would have been equal to three years and the severance payment would have been equal to an amount equal to two and one-half times the sum of Mr. James M. Harrison’s then current annual base salary and then current target annual bonus, payable as a lump sum (and he would have been entitled to a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination). In addition, assuming Mr. James M. Harrison’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of twenty-four months following termination, he would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination.

In addition, pursuant to the terms of the employment agreement as in effect on December 31, 2019, upon the consummation of a change in control, any stock options, restricted stock, restricted stock units, performance stock units or similar awards granted to Mr. Harrison on or after January 1, 2014 that vest solely based on the executive’s continued service with the Company would have fully vested immediately upon the occurrence of a Qualifying Termination. Any such awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without pro-ration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Harrison’s actual employment with the Company prior to the Qualifying Termination during the full performance period. If Mr. Harrison had not experienced a Qualifying Termination prior to the end of the original performance period, any awards would have been earned based on assumed achievement of the applicable performance goals at 100% of the performance target and will vest as of the last day of the original performance period without pro-ration. The Company’s obligation to pay severance benefits (as described in the preceding paragraph) or to provide for the vesting described in this paragraph is conditioned on Mr. James M. Harrison signing and not revoking a general release of claims in favor of the Company.

Under his employment agreement as in effect on December 31, 2019, (i) upon termination of Mr. James M. Harrison’s employment by the Company for cause, or by Mr. James M. Harrison without good reason, Mr. James M. Harrison would have only been entitled to the Accrued Obligations, and (ii) upon his termination of employment due to death or disability, Mr. James M. Harrison would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination. Payments of his pro rata bonus were subject to Mr. James M. Harrison’s (or, in the case of his death, his beneficiary or estate’s) signing of a release of claims.

Mr. James M. Harrison’s employment agreement as in effect on December 31, 2019 also provided that during the term of the agreement and the Restriction Period (as described below), Mr. Harrison would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement. The Restriction Period would be three years in the event of the termination of Mr. Harrison’s employment by the Company for cause or by Mr. Harrison without good reason. If we terminate Mr. Harrison’s employment other than for Cause or due to his death or permanent disability, or Mr. Harrison terminates his employment for good reason, the Restriction Period will be instead a one, two or three-year period, determined at our election (except in the event of a Qualifying Termination, the Restriction Period would be three years if Mr. Harrison’s employment had been terminated by us other than for cause or by Mr. Harrison for good reason).

In connection with his transition to serving as our Vice Chairman, Mr. James M. Harrison’s employment agreement was amended and restated to change his severance entitlements and eliminate his change in control severance enhancement, among other things. Under his newly amended and restated employment agreement, if Mr. Harrison’s employment is terminated by the Company without cause prior to December 31, 2021 (or any extension term), subject to his execution and non-revocation of a release of claims, he will continue to receive his annual base salary through the end of the applicable remaining employment period and his 2020 stock option grant, other stock options and restricted stock units (including performance stock units) will remain eligible to vest as if he had remained employed through each applicable vesting date. Mr. Harrison will be subject to non-competition, non-solicitation and non-disparagement restrictions during his employment and for a period of 24 months thereafter and will be subject to a perpetual restriction on the disclosure of confidential information. These changes took effect on April 1, 2020.

Employment Agreement with Mr. Weston. Under Mr. Weston’s employment agreement as in effect on December 31, 2019, in the event that Mr. Weston’s employment had been terminated by the Company without cause or he quits for good reason not in connection with a change in control, subject to his execution of a general release, he would have received 18 months’ base salary (24 months’ base salary if he was then serving as Chief Executive Officer of the Company), a pro rata annual bonus for the year of termination based on actual performance, and his sign-on options would have accelerated by 18 months (24 months if he is then serving as Chief Executive Officer of the Company). In the event of a Qualifying Termination, he would have been entitled to two times’ the sum of his annual base salary plus his target annual bonus, a pro rata annual bonus for the year of termination based on actual performance, subsidized COBRA benefits for 24 months, full vesting of his sign-on options and any other time-based equity awards he may then hold, and his performance-based equity awards would generally be treated as earned at target levels and would vest pro-rata based on the portion of the performance period that has elapsed prior to the termination of employment. During 2019, Mr. Weston was bound by non-competition, non-solicitation and confidentiality provisions under the Agreement. The “Restriction Period” under Mr. Weston’s employment agreement as in effect on December 31, 2019 was 18 months (24 months if he was then serving as Chief Executive Officer of the Company or in the case of a Qualifying Termination).

In connection with his promotion to serving as the President and Chief Executive Officer of the Company, Mr. Weston’s employment agreement was amended and restated effective April 1, 2020. In connection with this amendment and restatement of his employment agreement, Mr. Weston’s severance entitlements did not change, except that his annual base salary was increased to $1,050,000 (which would accordingly affect the amount payable pursuant to his severance formula) and his severance multiplier and Restriction Period were increased as contemplated by his employment agreement as in effect on December 31, 2019.

Employment Agreement with Mr. Correale. Under Mr. Correale’s employment agreement, if Mr. Correale’s employment is terminated without cause (as defined in his employment agreement), he would be entitled to severance in an amount equal to (i) his annual base salary as of the date of the termination and (ii) to the extent permitted under applicable law without penalty to the Company, an amount in cash that is sufficient on an after-tax basis to reimburse Mr. Correale for the portion of his COBRA premiums that is equal to the employer contributions made on his behalf as of immediately prior to his termination under the Company’s group health plans, which, in each case, will be paid in equal installments in accordance with the Company’s regular payroll schedule over the one-year period commencing on the date of the termination. In the event of such a termination, Mr. Correale would also be entitled to the annual bonus he would have received based on actual performance for the year in which such termination occurs, which would be paid to him within the first two and one-half months following the end of the year to which the annual bonus corresponds.

In the event that Mr. Correale’s employment is terminated by the Company due to his disability or due to his death, Mr. Correale would be entitled to a pro rata annual bonus based on actual performance for the year in which the termination occurs, which would be paid to him within the first two and one-half months following the end of the year to which the annual bonus corresponds. The payments described above are subject to Mr. Correale’s (or, in the case of his death, his beneficiary or estate’s) signing of a release of claims.

Employment Agreements with Mr. Michael P. Harrison. During 2019, the employment agreements for Mr. Michael P. Harrison was substantially identical to Mr. James M. Harrison’s employment agreement as in effect on December 31, 2019 with respect to severance (including change-in-control-related severance) and restrictive covenants. The only material differences were that: (1) Mr. Michael P. Harrison’s severance pay, if payable due to termination other than for cause or change in control, was equal to one year of base salary (which would be paid over a twelve-month period), (2) Mr. Michael P. Harrison’s severance pay, if payable due to a Qualifying Termination, would have been an amount equal to two times the sum of his current annual base salary and the target annual bonus, (3) Mr. Michael P. Harrison COBRA premium payments would have been limited to a twelve-month period following termination of employment and (4) Mr. Michael P. Harrison Restriction Period would be for a period of one year, except in the case of a termination of employment in connection with a change in control, in which case the Restriction Period would be for a period of two years.

Effect of Change of Control and Qualifying Termination of Employment on Equity Awards. With respect to performance-based stock options granted in 2013, if THL or its affiliates receive “deferred proceeds” (which are generally defined to include rights to contingent payments, deferred payments and similar payments) in connection with a change of control, any unvested performance-based options will generally remain outstanding and eligible to vest until the earlier of (i) the date THL and its affiliates no longer hold any equity or other securities of the Company or any deferred proceeds and (ii) the tenth anniversary of the date of grant (the earlier date, the “Final Vesting Date”). Upon the termination of a Named Executive Officer’s employment or other service by the Company for any reason (other than by the Company for cause or by the Named Executive Officer without good reason) on or after a change in control, any unvested performance-based options will remain outstanding and eligible to vest until the Final Vesting Date. Only Messrs. Correale and Michael P. Harrison currently hold performance-based options of this type. In connection with the amendment and restatement of his employment agreement in connection with his transition to Vice Chairman, Mr. James M. Harrison agreed to forfeit these performance-based options.

A change of control does not automatically accelerate the vesting of the stock options that were granted subsequent to fiscal 2013. However, if the executive’s employment is terminated by us without cause within one year following a change of control, stock options granted to our Named Executive Officers in fiscal 2015 and 2016 would fully vest. If a termination of the executive’s employment by the Company without cause occurred other than within one year after a change of control, stock options granted in fiscal 2015 and 2016 would accelerate by 12 months.

For our Named Executive Officers with an employment agreement containing provisions regarding a Qualifying Termination as of December 31, 2019, those Qualifying Termination provisions described above would apply to outstanding shares of restricted stock issued to them in 2018 and 2019. The effect of a termination by us without cause or a quit by Mr. Weston for good reason, including a Qualifying Termination, on his sign-on options are described above under “Employment Agreement with Mr. Weston.”

Restrictive Covenants in Stock Option Agreements. The stock option agreements for the stock options granted in 2013 held by Messrs. James M. Harrison, Michael P. Harrison and Correale contain certain restrictive covenants, including non-competition and non-solicitation provisions that apply during the Named Executive Officer’s employment and the 18-month period following a termination of his employment with the Company.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or insider participation between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Chief Executive Officer Pay Ratio

As required by law, we have determined that a reasonable, good faith estimate of the ratio of the annual total compensation our Chief Executive Officer, James M. Harrison, and the median of the annual total compensation of our employees for fiscal 2019 was 244 to 1, in each case, with the applicable individual’s annual total compensation calculated in accordance with the methodology used to report annual total compensation in the Summary Compensation Table.

SEC rules require us to identify our median employee only once every three years, provided that there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. The Company has determined that there have been no changes in our employee population and compensation arrangements that we reasonably believe would result in a significant change to the CEO Pay Ratio because we have had no acquisitions, dispositions or reductions in force involving a material proportion of our overall employee base and have not materially changed our employee compensation structure since 2017. Therefore, we did not re-determine our median employee for 2019.

We identified our median employee for purposes of computing our 2017 CEO pay ratio by selecting November 26, 2017 as the date for establishing the employee population used to determine the median employee.

We identified the median employee by listing and ranking our employees (other those who are excluded as described below) by total cash compensation paid from January 1, 2017 through November 26, 2017 and selecting the median employee. Total cash compensation for employees paid in a foreign currency was converted to U.S. dollars using the applicable country’s weighted average exchange rate through November 26, 2017. We did not adjust total compensation based on cost-of-living. As of November 26, 2017, we had 21,606 employees working in nine countries. For purposes of identifying our median employee, the described employee list included 16,448 employees in the United States, 1,052 employees in Canada, 1,238 employees in Madagascar, 492 employees in Malaysia and 312 employees in Mexico. All employees in the following countries were excluded from the employee list under the de minimis exception as permitted under applicable SEC rules: 22 employees in Australia, 476 employees in China, 159 employees in Germany and 336 employees in the United Kingdom. In addition, 1,071 employees from our acquisitions of Granmark and two smaller operations (Print Appeal Inc. and Balloon Agencies Pty Ltd) during 2017 were also excluded from the employee list as permitted under applicable SEC rules.

Due to permitted variations in methodology and other factors, the Company’s pay ratio is not directly comparable to the pay ratios of other companies, including other companies within our industry. We do not base our executive compensation decisions on our CEO Pay Ratio.

PROPOSAL 2

APPROVAL OF OUR PROPOSED AMENDMENT TO AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (the “Incentive Plan”) to again amend and restate our existing Amended and Restated 2012 Omnibus Equity Incentive Plan (referred to as the “Prior Plan”). The material terms and features of the Incentive Plan are described under “Summary of the Incentive Plan” below.

If stockholders do not approve this Proposal 2, the Incentive Plan will not become effective and the Prior Plan will remain in effect in accordance with its current terms. If stockholders do approve this Proposal 2, the Incentive Plan will be the only equity incentive plan under which equity awards will be granted to our employees, non-employee directors and consultants.

Reasons to Vote for this Proposal

Equity awards are an essential part of our compensation program

We believe that equity compensation is an essential element to our ability to attract and retain key executives, employees and other service providers and to achieve future success. Our business has faced significant challenges recently, including due to issues related to COVID-19, and we consider it critical that we have sufficient equity under our Incentive Plan to motivate key talent to invest their efforts in improving the Company’s performance. We believe that equity awards have been, and will continue to be, an essential part of our compensation program.

Equity awards incentivize retention and increases in stockholder value

Our equity-based compensation program primarily consists of performance- and time-based restricted stock, time-based restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”) and stock options, as described in more detail in our Compensation Discussion and Analysis above. Time-based restricted stock and RSUs primarily serve as a retention tool because they require continued employment over a specified vesting schedule, typically five years, to fully vest in the award. Performance-based restricted stock and PSUs granted in 2018 and 2019 are generally eligible to be earned and vest based on our cumulative adjusted earnings per share (“EPS”) and free cash flow (“FCF”) over a three-year performance period, as described in the Compensation Discussion and Analysis above. PSUs serve as both a retention tool and also are an important element of our performance-based compensation program. These awards generally will not vest pursuant to their terms unless our cumulative EPS or FCF exceeds pre-established goals that we believe will drive our growth, in the case of performance-based restricted stock and PSUs that are earned based on cumulative EPS and FCF. Stock options provide value only if our stock price increases after the stock options are granted. We believe that equity awards play an important role in incentivizing employees and other service providers across our Company to drive increases in stockholder value and will be particularly important to the Company’s ability to achieve future success.

The Incentive Plan is consistent with principles of good corporate governance

Our Board believes that our Incentive Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•	No Evergreen Share Pool. The plan does not include an “evergreen” share pool that would increase the number of shares available without stockholder approval.

•

No Discounted Stock Options or Stock Appreciation Rights. All stock option and stock appreciation rights (“SAR”) awards under the plan must have an exercise or grant price that is not less than the fair market value of our common stock on the date of grant.

•

No Repricing or Certain Similar Transactions. Other than in connection with a corporate transaction affecting the Company, the plan prohibits any repricing (or certain similar transactions) of stock options or SARs without stockholder approval.

•	No Automatic “Single-Trigger” Accelerated Vesting. The Incentive Plan does not provide for automatic accelerated vesting of awards upon a change in control or other corporate transaction.

•

Limits on Awards. Notwithstanding the elimination of the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code (“Code”), the plan limits the number of stock options, SARs and other awards that may be granted to plan participants in a given year. It also contains a separate limit on the amount of compensation payable to non-employee directors in any year.

•	No Reload Awards. The Incentive Plan prohibits the grant of “reload” awards.

Additional shares are necessary in order for us to meet our anticipated equity compensation needs

As of March 31, 2020, there were 5,324,724 shares remaining available for issuance under the Prior Plan. If stockholders do not approve the Incentive Plan, our ability to grant equity awards to our existing employees, potential new hires and other service providers will be limited, which would place us at a significant competitive disadvantage at a time when our business needs talented and motivated executives, employees and other service providers to drive our performance.

In determining the number of shares that would be available under the Incentive Plan, our Board considered the number of equity awards we granted during the past three fiscal years, as well our anticipated needs in the future. The table below summarizes the number of shares underlying our equity awards during each of fiscal 2019, 2018 and 2017. As described above in our Compensation Discussion & Analysis, our current performance-based restricted stock and PSU awards provide that at maximum performance levels those awards would be settled at 200% of the target number of shares underlying those awards.

	2019	2018	2017
Stock Option Awards Granted	337,000	187,080	101,444
Restricted Stock/RSU Awards Granted	192,550	201,270	0
Performance Stock/PSU Awards Earned	0	0	0
Weighted-Average Common Stock Outstanding	93,295,692	96,133,144	118,589,421

Based on the foregoing, our three-year average burn rate is 0.41%, which we believe is reasonable. The weighted average term and per share price for our outstanding stock options are 4.4 years and $8.95, respectively.

After a review of our historical practices and our anticipated future growth, we are currently estimating that the shares that would be available under the Incentive Plan if this Proposal 2 is approved would only enable us to continue to grant equity awards for our 2020 grant cycle. However, in light of the volatility in our stock price, and market conditions generally, in recent months, it is difficult to accurately predict the number of shares that will be needed to facilitate appropriate and attractive equity awards in the near term. Nonetheless, having this additional number of shares available is vital to our ability to attract and retain talent, which we balance with potential stockholder dilution.

All share numbers described in this Proposal 2 do not take into account any reverse stock split that may occur if Proposal 3 is approved. If such a reverse stock split occurs, all numbers described in this Proposal will be adjusted to take into account such reverse stock split in accordance with the terms of the Incentive Plan.

Prior Plan Information

As of March 31, 2020, there were 8,490,590 shares subject to outstanding equity awards under the Prior Plan and, as of this same date, the shares subject to outstanding equity awards and available for issuance under the Prior Plan represented approximately 8.99% of our 94,491,352 outstanding shares (commonly referred to as the “overhang”), in each case, assuming maximum performance for awards that were subject to performance-based vesting. The table below includes aggregate information regarding equity awards outstanding and the number of shares available for future awards under the Prior Plan as of March 31, 2020, and the number of shares that would be available for issuance under the Incentive Plan if this Proposal 2 is approved by stockholders.

	Number of Shares	As a percentage of stock outstanding (as of March 31, 2020)
Outstanding stock options under the Prior Plan	6,318,717	6.69%
Outstanding RSUs under the Prior Plan	128,785	0.14%
Outstanding PSUs under the Prior Plan (measured at maximum performance)	951,924	1.01%
Outstanding time-based restricted stock under the Prior Plan	106,924	0.11%
Outstanding performance-based restricted stock under the Prior Plan (measured at maximum performance)	984,240	1.04%
Outstanding SARs under the Prior Plan	0	0.00%
Outstanding other awards outstanding under the Prior Plan	0	0.00%
Total shares subject to outstanding equity awards under the Prior Plan(1)	8,490,590	8.99%
Total shares available for future issuance under the Prior Plan(2)	5,324,724	5.64%
Total new shares proposed to be available for issuance under the Incentive Plan(3)	1,600,000	1.69%
Total shares that may be available for issuance under the Incentive Plan, including shares subject to outstanding equity awards and available for issuance under the Prior Plan and shares proposed to be available for issuance under the Incentive Plan(4)	16,916,000	17.90%
Total shares subject to outstanding equity awards, available for future issuance and proposed to be available for issuance(5)	15,415,314	16.31%

(1)	Assuming maximum performance for awards that were subject to performance-based vesting.
(2)	Excluding shares subject to outstanding equity awards that may become available again for issuance under the Prior Plan.
(3)	New shares proposed to be available under the Incentive Plan, without regard to any shares subject to outstanding equity awards or available for future issuance under the Prior Plan.
(4)

Maximum number of shares proposed to be available under the Incentive Plan, including shares subject to outstanding equity awards or available for future issuance under the Prior Plan. Share counting provisions, including adjustments to the number of shares available under the Incentive Plan and recycling of shares issued or available under the Prior Plan, are described below under “Authorized Shares” and “Adjustments.”

(5)	Includes shares subject to outstanding equity awards and available for future issuance under the Prior Plan and new shares proposed to be available for issuance under the Incentive Plan.

Summary of the Incentive Plan

The following is a brief summary of the material terms and features of the Incentive Plan. A copy of the Incentive Plan is attached as Appendix A to this Proxy Statement, and we urge our stockholders to read it in its entirety. The following description of certain terms and features of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan.

Administration

The Incentive Plan will be administered by our Compensation Committee, which will have full power to interpret and administer the plan and full authority to:

•	select directors, employees and consultant to whom awards will be granted;

•	determine the type and amount of awards to be granted to each such director, employee or consultant and the terms and conditions of such awards;

•	interpret, clarify, construe or resolve any ambiguity in any provision of the plan;

•	accelerate or waive the vesting or restriction periods of awards and exercisability of awards;

•	extend the term or period of exercisability of any awards;

•	waive any terms or conditions applicable to any award, subject to limitations set forth in the plan;

•	make awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or an affiliate or in connection with a corporate transaction; and

•	adopt rules, forms, instruments and guidelines for administering the plan.

The Compensation Committee may delegate to one or more of its members, one or more officers of the Company or any subsidiary, or one or more agents or advisors such administrative duties or powers as it may deem advisable, consistent with the requirements of applicable law.

Eligibility to Receive Awards

Participants will consist of such employees, directors and consultants of the Company and its affiliates as the Compensation Committee determines and whom the Compensation Committee may designate from time to time to receive awards under the plan, subject to certain limitations on granting stock options and SARs under U.S. tax laws.

As of March 31, 2020, we estimate that approximately 18,300 full and part-time employees, ten directors, ten consultants and no advisors would be eligible to participate in the Incentive Plan.

Authorized Shares

Subject to adjustment as described below, the maximum number of shares of common stock that may be issued to participants in satisfaction of awards under the Incentive Plan will be 16,916,000 shares (the “Share Pool”). Up to the total number of shares issuable for awards from the Share Pool may be issued in satisfaction of ISOs but nothing will be construed as requiring that any, or any fixed number of ISOs be awarded under the plan.

The following rules will apply in respect of the Share Pool:

•

The Share Pool will be reduced by the number of shares of common stock withheld by the Company as part or full payment for the purchase price, the stock option exercise price or grant price of an award or in satisfaction of tax withholdings with respect to a stock option or SAR any portion of which is settled in shares of common stock.

•

Any remaining portion of the Share Pool as of an applicable time will be increased by any shares underlying any portion of an award (whether granted before or after the effective date) that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of restricted or unrestricted stock) of shares of common stock (e.g., any shares of common stock underlying any portion of an award subject to performance criteria that is not earned) and by the shares of common stock withheld in payment of tax withholdings with respect to any award other than a stock option or a SAR that is settled in shares of common stock.

•

If an award (or a portion thereof) is settled in cash (i.e., the participant receives cash rather than stock) without any election by the participant, the shares of common stock underlying such award (or portion thereof) will not reduce the Share Pool, and the Share Pool will be increased upon the settlement in cash to the extent it had been previously reduced by the number of shares of common stock issuable under such award (or portion thereof).

•

Shares issued under awards of an acquired company that are assumed or substituted under the plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, will not reduce the Share Pool. However, any forfeiture, termination, repurchase or cash settlement of such an assumed award or an award substituted for such an award will not increase the Share Pool.

Shares that may be issued under the Incentive Plan may be authorized but unissued shares of our common stock, treasury stock or previously issued shares of our common stock that are acquired by us. The closing price of our common stock as reported on NYSE on March 31, 2020 was $0.46 per share.

Annual Individual Limits

No person may be granted awards of the specified type under the Incentive Plan in any calendar year:

(a)	Stock Options: 8,000,000 Shares.

(b)	SARs: 8,000,000 Shares.

(c)	Restricted Stock: 8,000,000 Shares.

(d)	Unrestricted Stock: 8,000,000 Shares.

(e)	Other Stock-Based Awards: 8,000,000 Shares.

In addition, the maximum grant-date fair value of awards granted or paid to any non-employee director with respect to any fiscal year, including awards granted under the Incentive Plan and cash fees or other compensation paid by us, in each case, for service as a director, may not exceed $500,000, computed in accordance with FASB ASC Topic 718 (or any successor provision) to the extent applicable and assuming maximum payout levels (if applicable). This limit does not apply to any compensation paid by the Company or any of its subsidiaries to any director for services performed or to be performed as an employee, consultant or in any capacity other than as a director.

Types of Awards

The Plan provides for the grant of stock options, SARs, restricted and (subject to the limitations described below) unrestricted stock and other awards that are valued, in whole or in part, by reference to (or otherwise based on the fair market value of shares of common stock), including RSUs and PSUs, which we refer to collectively as other stock-based awards. Dividends or dividend equivalents relating to an award that, at the dividend payment date, remains subject to vesting or a substantial risk of forfeiture (whether service-based or performance-based), to the extent they are authorized by the Committee with respect to any award, shall be subject to vesting and/or forfeiture conditions that are no less restrictive than those that apply to the underlying award.

The Compensation Committee may grant stock options intended to qualify as ISOs, stock options not intended to so qualify and SARs. For each stock option or SAR granted under the Incentive Plan, the Compensation Committee determines the number of shares covered by the stock option or SAR, the exercise price or grant price from which appreciation is measured and the terms and conditions of the award. The exercise price of a stock option (or grant price of a SAR) granted under the Incentive Plan must be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs), except in the case of certain substitute awards. Other than in connection with certain corporate transactions, we may not, without obtaining stockholder approval, reduce the exercise price or grant price of any outstanding stock option or SAR, cancel outstanding stock options or SARs in exchange for stock options or SARs with a lower exercise price or grant price, or cancel stock options or SARs that have an exercise price or grant price that is greater than the fair market value of a share of our common stock on the date of such cancellation in exchange for cash or other consideration. No stock option or SAR may be granted for a term in excess of ten years (or five years, in the case of certain ISOs).

Vesting and Other Terms and Conditions of Awards

The Compensation Committee will determine the terms and provisions of all awards granted under the Incentive Plan, including the time or times an award will vest (or a forfeiture condition will lapse), become exercisable and remain exercisable, and may at any time accelerate or waive the vesting, restriction period or exercisability of an award, extend the exercisability of any award, subject to the limitations set forth in the Incentive Plan. No award issued after the date the Incentive Plan is approved by our stockholders may be scheduled to vest, in whole or in part, prior to the date that is one year following the date the award is granted; however, awards that result in the issuance of an aggregate of up to five percent of the Share Pool may be granted after the date the Incentive Plan is approved by our stockholders without regard to such one-year minimum vesting period. In addition, no term of an award will provide for automatic “reload” grants of additional awards or an increase in the number of shares of common stock subject to an award upon exercise of a stock option or SAR.

No Repricing or Buyout of Underwater Options or Stock Appreciation Rights

Subject to the Compensation Committee’s authority to make adjustments in connection with certain corporate transactions or changes in the Company’s capitalization, the Company may not, without first obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the option price or grant price of the right, as applicable; cancel outstanding stock options or SARs in exchange for stock options or SARs that have an option price or grant price of the right that is less than the option price or grant price of the right of the original stock options or SARs; (iii) cancel outstanding stock options or SARs that have a option price or grant price of the right greater than the fair market value of a share of the Company’s common stock on the date of such cancellation in exchange for a cash payment or one or more other awards, or take any other action with respect to outstanding stock options or SARs that is treated as a repricing under generally accepted accounting principles.

Termination of Employment or Other Status

Unless otherwise provided in an award agreement:

•

in the event that a participant’s service is terminated for cause or the Compensation Committee determines that a participant’s acts or omissions constitute cause, all outstanding awards held by the participant will terminate and be forfeited without consideration, effective on the date the participant’s service is terminated for cause or the date the action the act or omission constituting cause is determined to have occurred, as applicable;

•

in the event a participant’s service is terminated due to death or permanent disability (and cause does not exist as of such date) all unvested awards held by the participant will terminate and be forfeited without consideration, effective as of the date the participant’s service is terminated and all vested stock options and SARs may be exercised by the participant or, as applicable, the participant’s beneficiary or estate and will terminate on the earlier of one year following the termination of service and the expiration of the term of such awards; and

•

in the event a participant’s service is terminated for any reason other than as described above (and cause does not exist as of such date): (a) all unvested awards held by the participant will terminate and be forfeited without consideration, effective as of the date the participant’s service is terminated, and

(b) all vested stock options and SARs will terminate on the earlier of 90 days following the termination of service and the expiration of the term of such awards.

Transferability of Awards

Unless otherwise determined by the Compensation Committee, an award will not be transferable or assignable by the participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate. No transfer shall be permitted for value or consideration.

Corporate Transactions

Upon the occurrence of or in connection with a change of control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise the Compensation Committee specifies otherwise in an award agreement, the Compensation Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards (with it being understood that the Committee is under no obligation to make uniform determinations with respect to different awards or portions thereof), including without limitation: (i) the continuation or assumption of awards; (ii) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding awards (excluding the consideration payable upon settlement of the awards); (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event, and/or deeming or determining that performance criteria have been achieved at any specified level; (iv) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Compensation Committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares of common stock, other property or any combination thereof) as determined in the sole discretion of the Compensation Committee and which value may be zero; and (vi) cancellation of all or any portion of outstanding unvested and/or unexercised awards for no consideration.

Adjustments

In the event of any corporate event or transaction involving the Company, a subsidiary and/or an affiliate (including, but not limited to, a change in the shares of common stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares of common stock, exchange of shares of common stock, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Compensation Committee, to prevent dilution or enlargement of participants’ rights under the plan, shall substitute or adjust, in its sole discretion, the number and kind of shares of common stock or other property that may be issued under the plan or under particular forms of awards in the aggregate or to individual participants, the number and kind of shares of common stock or other property subject to outstanding awards, the individual limits described above, the exercise price, grant price or purchase price applicable to outstanding awards and/or other value determinations (including performance criteria) applicable to the plan or outstanding awards.

Clawback; Certain Limitations on Awards

The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the

Incentive Plan, or if the participant breaches any agreement with the Company or its affiliates with respect to non-competition, non-solicitation, confidentiality or any other restrictive covenant. Each participant, by accepting or being deemed to have accepted an award under the Incentive Plan, will agree (or will be deemed to have agreed) that the Company and its affiliates may recover awards made under the Incentive Plan and payments under or gain in respect of any award in accordance with any applicable clawback, recoupment or similar policy of the Company or its affiliates, as such policy may be amended and in effect from time to time (including the Company’s Recoupment Policy dated April 12, 2020), which applies to all officers of the Company, or as otherwise required by law or applicable stock exchange listing standards.

Amendment or Termination

Subject to the terms of the Incentive Plan, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Incentive Plan or any portion thereof or any award thereunder at any time, subject to the participant’s consent if it would adversely affect in any material respect the rights granted to any Participant under the outstanding awards and subject to any applicable stockholder approval requirements.

Term

No awards shall be granted under the Incentive Plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that time.

Certain Federal Income Tax Consequences of the Incentive Plan

This following is a summary of certain U.S. federal income tax consequences associated with awards granted under the Incentive Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Stock Options (other than ISOs)

In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company, subject to the limitations set forth in the Code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs

In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company, subject to the limitations set forth in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs

The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company, subject to the limitations set forth in the Code.

Unrestricted Stock Awards

A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations set forth in the Code.

Restricted Stock Awards

A participant who is awarded or purchases shares subject to a substantial risk of forfeiture (including time- and performance-based vesting conditions) generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations set forth in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company, subject to the limitations set forth in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Incentive Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units

The grant of a restricted stock unit (including RSUs and PSUs) does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to the Company, subject to the limitations set forth in the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

No awards under the Incentive Plan have been granted to date. Because future awards under the Incentive Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our named executive officers for 2019, our current executive officers (as of April 10, 2020) as a group, our current non-executive officer directors (as of April 10, 2020) as a group, and our other employees (who are not executive officers), as of April 10, 2020, as a group under the Prior Plan for the fiscal year ended December 31, 2019. The number of performance-based restricted shares and PSUs listed in the table below is based on the maximum number of shares of common stock subject to the awards, assuming the applicable performance conditions are achieved at maximum levels of achievement. Other than as described below, no other awards were issued to any person under our Prior Plan for the fiscal year ended December 31, 2019.

Name and Position	Number of Options	Number of Time- Based Restricted Shares or RSUs (Units)	Number of Performance- Based Restricted Shares or PSUs (Units)
James M. Harrison, Chief Executive Officer (during 2019)	—	67,020	536,162
Bradley M. Weston, President and Chief Executive Officer, Party City Retail Group (during 2019)	300,000	—	—
Michael A. Correale, Interim Chief Financial Officer and Chief Accounting Officer	—	4,339	17,355
Michael P. Harrison, Senior Vice-President & General Manager, NACP Group	—	6,541	52,328
Daniel J. Sullivan, Chief Financial Officer (until March 22, 2019)	—	—	—
Ryan T. Vero Former President. Retail	—	12,265	98,116
Current Executive Officer Group	300,000	15,690	88,921
Current Non-Executive Officer Director Group	—	210,477	536,162
Current Non-Executive Officer Employee Group	37,000	176,860	975,531

Vote Required

The affirmative vote of a majority of the common stock present at the 2020 Annual Meeting online or by proxy and entitled to vote is required to approve the Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF THE PROPOSED AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended to date, to effect a reverse stock split of the Company’s issued and outstanding common stock at any whole number ratio between, and inclusive of, one for three and one for twenty (the “Reverse Stock Split”). Approval of this Proposal 3 will grant the Board of Directors the authority, without further action by the stockholders, to carry out an amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split (the “Certificate Amendment”) at any time within one year after the date stockholder approval for the Reverse Stock Split is obtained, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors. Our Board of Director’s decision whether or not (and when) to effect the Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the NYSE.

A sample form of the certificate of amendment relating to this Proposal 3, which we would file with the Secretary of State of the State of Delaware to carry out the Reverse Stock Split, is attached to this proxy statement as Appendix B.

As of March 31, 2020, 94,491,352 shares of our common stock were outstanding. The closing price of our common stock on the NYSE on March 31, 2020 was $0.46 per share and over the prior 52 weeks the closing price of our common stock has ranged from $0.27 to $8.54 per share.

Based on the number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock, as illustrated in the table under the caption “Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”

All holders of our common stock would be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock would be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each stockholder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Reverse Stock Split

Our common stock is listed on the NYSE under the symbol “PRTY.” For our common stock to continue trading on the NYSE, we must comply with various listing standards, including that the common stock maintain a minimum average closing price of at least $1.00 per share during a consecutive trading period. On April 9, 2020, the NYSE provided notice to the Company that the decline in the market price of the common stock caused it to be out of compliance with this requirement. As required by the NYSE, the Company notified the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. In general, a listed company has a period of six months following the receipt of the notice to regain compliance. If the stockholders approve the Reverse Stock Split, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above such level for at least the following 30 trading days. Failure to comply with this listing requirement may lead to delisting from the NYSE, which could have a material adverse effect on our financial condition and common stock. We believe that a higher market price that should result from the Reverse Stock Split will help us maintain compliance with the NYSE listing requirements.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares by a ratio within the proposed range of not less than 1-for-3 and not greater than 1-for-20, with an exact ratio as may be determined by our Board in its sole discretion at a later date. Immediately following the completion of the Reverse Stock Split, the number of shares of our common stock issued and outstanding or held in treasury would be reduced from 121,708,422 shares as of March 31, 2020 to a range of 40,569,474 (if a 1-for-3 ratio is chosen) to 6,085,421 (if a 1-for-20 ratio is chosen), depending on the exact exchange ratio chosen by the Board in its sole discretion.

The Board believes implementing the Reverse Stock Split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock.

In evaluating whether or not to recommend that stockholders authorize the Reverse Stock Split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Conversely, we believe the current low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

Reduction to Authorized Shares

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of our common stock. If stockholders adopt and approve the Certificate Amendment to effect the Reverse Stock Split and the Reverse Stock Split is implemented by the Company, the authorized number of shares of our common stock would not be reduced by the Reverse Stock Split ratio determined by the Board.

Criteria to be Used for Determining the Ratio

The ratio of the Reverse Stock Split, if approved and implemented, would be not less than 1-for-3 and not greater than 1-for-20, with an exact ratio as may be determined by our Board in its sole discretion at a later date. The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board may consider, among other things, factors such as:

•	existing and expected marketability and liquidity of our common stock;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the status of our common stock listing on the NYSE and the listing standards and rule-making process of NYSE and other stock exchanges;

•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;

•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	the outlook for oil price volatility and other prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 minimum bid price per share as required by the NYSE, or the Company may fail to meet the other requirements for continued listing on the NYSE, including the minimum value of listed securities, resulting in the delisting of our common stock.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Company, would be the date and time set forth in the Certificate Amendment that is filed with the Delaware Secretary of State. The exact timing of the filing of the Certificate Amendment would be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate Amendment with the Delaware Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to delay the filing of the Certificate Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheatment laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either, (1) purchasing a sufficient number of shares of our common stock, or, (2) if you have shares of our common stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our common stock in your account prior to the Effective Time that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time, each stockholder would own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock based on the Reverse Stock Split ratio of not less than 1-for-3 and not greater than 1-for-20, with an exact ratio as may be determined by our Board in its sole discretion at a later date.

Voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split would generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of March 31, 2020, relating to our outstanding common stock issued and outstanding or held in treasury based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding or Held in Treasury	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	300,000,000	121,708,422	13,815,314	164,475,912
Post-Reverse Stock Split 1:3	300,000,000	40,569,474	4,605,105	254,825,304
Post-Reverse Stock Split 1:20	300,000,000	6,085,421	690,766	293,223,796

After the Effective Time, our common stock will continue to be listed on the NYSE, under the symbol “PRTY”, although it would receive a new CUSIP number.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE.

Effect on Preferred Stock

The proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock (15,000,000) or the par value ($0.01) of the preferred stock.

Accounting Matters

The Reverse Stock Split would not affect the common stock capital account on our balance sheet and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.

Effect on Our Equity Plan

As of March 31, 2020, the last practicable day before the printing of these proxy materials, we had 6,318,717 shares subject to stock options, 106,924 shares of unvested restricted stock, 128,785 shares for unvested restricted stock units, 984,240 shares of unvested performance-based restricted stock and 951,924 shares for unvested performance-based restricted stock units outstanding under our 2012 Plan (each as amended and otherwise adjusted to cover our common stock).

Under the 2012 Plan, the Compensation Committee is authorized to determine the appropriate adjustment to the awards outstanding under our plan in the event of a reverse stock split. Accordingly, the Compensation Committee has provided that, if the Reverse Stock Split is effected, the number of shares available for issuance under the 2012 Plan, as well as the number of shares subject to any outstanding award under the 2012 Plan, and the exercise price, grant price or purchase price relating to any such award under the 2012 Plan, will be equitably adjusted to reflect the Reverse Stock Split. In addition, pursuant to the authority provided under the 2012 Plan, the Compensation Committee has authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical or conforming changes to the 2012 Plan.

For illustrative purposes only, if a 1-for-3 reverse stock split is effected, the 5,324,724 shares that remain available for issuance under the 2012 Plan as of March 31, 2020, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 1,774,908 shares, subject to increase as and when outstanding awards made under the 2012 Plan expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the 2012 Plan.

For illustrative purposes only, if a 1-for-20 reverse stock split is effected, the 5,324,724 shares that remain available for issuance under the 2012 Plan as of March 31, 2020, the last practicable date before the printing of these proxy materials, are expected to be adjusted to 266,236 shares, subject to increase as and when outstanding awards made under the 2012 Plan expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the 2012 Plan.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you warrant that you owned the shares of our common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Exchange of Stock Certificates

As soon as practicable after filing the Certificate Amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, we may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will, until so exchanged, be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES OR SUBMIT THEIR STOCK CERTIFICATES NOW. YOU SHOULD SUBMIT THEM ONLY AFTER YOU RECEIVE INSTRUCTIONS FROM US OR OUR EXCHANGE AGENT.

No service charges, brokerage commissions, or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (i) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

Except as specifically described below, this summary is limited to holders of our common stock that are “U.S. Holders” as defined immediately below. For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations for it to continue to be treated as a domestic trust.

This summary also does not discuss all tax considerations that may be relevant to holders of our common stock in light of their particular circumstances, nor does it address the consequences to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	cooperatives;

•	banks, trusts, financial institutions, or insurance companies;

•	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	stockholders who own, or are deemed to own, at least 10 percent or more, by voting power or value, of our equity;

•

holders owning our common stock as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, integrated investment, or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or former long-term residents of the U.S.;

•	holders who are subject to the alternative minimum tax; or

•	persons that own our common stock through partnerships or other pass-through entities.

This summary does not address the U.S. federal income tax consequences to holders of our common stock who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this summary does not address any state, local, or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of the partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. A U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received will include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses may be subject to limitation.

No Appraisal Rights

Under the Delaware General Corporate Law (“DGCL”), our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Vote Required

Under the DGCL, the affirmative vote of the holders of a majority of the shares entitled to vote at the annual meeting of stockholders is required to adopt and approve the amendment to our Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention or any broker non-vote with respect to the reverse stock split proposal will have the same effect as a vote “AGAINST” the proposal.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s outstanding common stock at a reverse stock split ratio of not less than 1-for-3 and not greater than 1-for-20, with an exact ratio as may be determined by the Board in its sole discretion at a later date (the “Reverse Stock Split”), provided that the Board, in its discretion, may elect not to effect the Reverse Stock Split.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3, FOR

THE APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:

•	each person whom we know beneficially owns more than five percent of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Shares of common stock that may be acquired within 60 days following March 31, 2020 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or greater stockholders:
Funds affiliated with CAS Investment Partners, LLC (1)	10,022,244	10.61%
Nantahala Capital Management, LLC (2)	7,665,774	8.11%
The Vanguard Group (3)	5,345,554	5.66%
Directors and named executive officers:
James M. Harrison (4)	1,691,932	1.77%
Bradley M. Weston	—	—
Todd E. Vogensen	—	—
Michael A. Correale (5)	191,132	*
Michael P. Harrison (6)	48,664	*
Denise M. Kulikowsky (7)	4,000	*
Todd M. Abbrecht	—	—
Steven H. Collins (8)	36,111	*
James G. Conroy	14,309	*
William S. Creekmuir (9)	68,297	*
John A. Frascotti	14,309	*
Lisa K. Klinger (10)	36,961	*
Norman S. Matthews (11)	462,469	*
Michelle Millstone-Shroff	19,667	*
Morry Weiss (12)	3,412,796	3.61%
All directors and executive officers as a group (15 persons)(13)	6,000,647	6.28%

*	Represents beneficial ownership of less than 1%.

(1)

Based on a Schedule 13G filed with the SEC on March 26, 2020. CAS Investment Partners, LLC (“CAS”), Sosin Partners, L.P. (the “Fund”) and Clifford Sosin reported shared voting power and shared dispositive power over 10,022,244 shares owned by the Fund. In addition, Mr. Sosin reported sole voting power and sole dispositive power over 606 shares. CAS is the investment manager of the Fund, and Mr. Sosin is the managing member of CAS. The address for CAS Investment Partners, LLC is 135 E 57th Street, New York, New York 10022.

(2)

Based on a Schedule 13G filed with the SEC on February 14, 2020, consists of 7,665,774 shares which Nantahala Capital Management, LLC (“Nantahala”) may be deemed to beneficially own held by funds and separately managed accounts under its control, and which Wilmot B. Harkey and Daniel Mack may also be deemed to beneficially own as the managing members of Nantahala, and as to which they share voting and dispositive power with Nantahala. The address for each of Nantahala and these persons is 130 Main Street, 2nd floor, New Canaan, Connecticut 06840.

(3)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group may be deemed to beneficially own the reported shares of common stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (beneficial owner of 46,224 shares) and Vanguard Investments Australia, Ltd. (beneficial owner of 11,702 shares). The Vanguard Group has (i) sole voting power over 53,600 shares (ii) shared voting power over 4,326 shares (iii) shared dispositive power over 50,550 shares, and (iv) sole dispositive power over 5,345,554 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)	Includes shares held by James M. Harrison and in a limited liability company and 932,400 shares which could be acquired by Mr. Harrison within 60 days of March 31, 2020 upon exercise of options.
(5)	Includes 86,062 shares which could be acquired by Mr. Correale within 60 days of March 31, 2020 upon exercise of options.
(6)	Includes 23,684 shares which could be acquired by Michael P. Harrison within 60 days of March 31, 2020 upon exercise of options.
(7)	Includes 4,000 shares which could be acquired by Ms. Kulikowsky within 60 days of March 31, 2020 upon exercise of options.
(8)	Includes 2,080 shares which could be acquired by Mr. Collins within 60 days of March 31, 2020 upon exercise of options.
(9)	Includes 11,778 shares which could be acquired by Mr. Creekmuir within 60 days of March 31, 2020 upon exercise of options.
(10)	Includes 12,930 shares which could be acquired by Ms. Klinger within 60 days of March 31, 2020 upon exercise of options.
(11)	Includes shares held by Mr. Matthews and in a trust and 18,680 shares which could be acquired by Mr. Matthews within 60 days of March 31, 2020 upon exercise of options.
(12)

Includes 12,930 shares which could be acquired by Mr. Weiss within 60 days of March 31, 2020 upon exercise of options. Mr. Weiss, together with his spouse and children are the directors of The Weiss Family Private Operating Foundation and Mr. Weiss and his children are the managers of Three Twenty Three Family Holdings, LLC 2. Accordingly, they share voting and investment control over all shares held by those entities.

(13)	Includes 4,896,103 shares of common stock and 1,104,544 shares which could be acquired within 60 days of March 31, 2020 upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

In accordance with the charter of our Audit Committee and our policy with respect to related person transactions, our Audit Committee is responsible for reviewing and approving related person transactions.

The policy with respect to related person transactions applies to transactions, arrangements and relationships (or any series of similar transactions, arrangements or relationships) where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, and where we (or our subsidiaries) are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any person who is, or at any time since the beginning of our fiscal year was, a director or executive officer of the Company, or a nominee for director or executive officer of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership.

In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy with respect to related person transactions requires our Audit Committee to consider, among other factors it deems appropriate:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue; (iv) any charitable contribution, grant or endowment by the Company or a charitable foundation created by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of such charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; and (vii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

Agreements with Management

We have previously entered into employment agreements with certain of our executive officers. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements.”

Stockholders Agreement

On March 12, 2018, we entered into a second amended and restated stockholders agreement (the “Stockholders Agreement”) with THL and certain members of management pursuant to which we will be required to take all necessary action to cause the Board of Directors to include individuals designated by THL in the slate of nominees recommended by the Board of Directors for election by our stockholders. Under the Stockholders Agreement, THL has the right to nominate (i) three directors if it owns at least 30% but less than 40% of the common stock it held at the closing of our initial public offering (the “Closing Date Shares”), (ii) two directors if it owns at least 15% but less than 30% of its Closing Date Shares and (iii) one director if it owns at least 5% but less than 15% of its Closing Date Shares. THL’s right to designate directors terminated in November 2019.

Registration Rights Agreement

We entered into an amended and restated registration rights agreement with THL and certain members of management pursuant to which THL was provided with demand registration rights in respect of any shares of common stock it holds, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we will be required to give notice of such registration to the parties thereto, and, subject to certain limitations, include shares of common stock held by them in such registration. Members of management party to the amended and restated registration rights agreement have similar piggyback rights. THLs’ demand registration rights terminated in November 2019.

Consulting Agreement

On March 15, 2017, we entered into a Transition and Consulting Agreement, as amended and restated, (the “Consulting Agreement”) with Gerald Rittenberg, a director of the Company. Pursuant to the Consulting Agreement, since January 1, 2019 we paid Mr. Rittenberg $480,000 in consulting fees.

Retail Force, Inc.

Immediately prior to the consummation of our initial public offering in April 2015, we spun-off our interest in a subsidiary, Retail Force, Inc. (“Retail Force”), to which we transferred software code and other assets related to an enterprise management tool for monitoring retail store metrics. All of the interests in Retail Force are held on a pro rata basis by the holders of our common stock of record immediately prior the closing of the initial public offering, including THL and Advent.

In connection with the spin-off, we received a license to use the enterprise management software as well as five years of support services from Retail Force. In consideration for the license and support services, during such five-year term, we will pay Retail Force a $0.3 million annual license fee, will indemnify Retail Force for certain contingent liabilities and will reimburse Retail Force for expenses incurred in connection with the development and maintenance of any software modifications requested by us. The value of such reimbursement for modifications will be capped at $0.3 million per year during the five-year support term. In addition, we will provide Retail Force with all necessary management services in exchange for a $0.2 million annual management fee.

In addition to the ongoing management fee and license fee, during the year ended December 31, 2019, we provided Retail Force with $0.2 million of funds to use in order to make modifications to the enterprise management software.

Other Transactions

Michael Harrison, the son of our former Chief Executive Officer, is employed as our Senior Vice President and General Manager of the North American Consumer Products Group. See “Executive Compensation —   Summary Compensation Table for 2019, 2018 and 2017” for amounts paid to Mr. Harrison in fiscal year 2019.

AUDIT COMMITTEE MATTERS

Audit and Other Fees

The aggregate fees that Party City paid for professional services rendered by E&Y for the fiscal years ended December 31, 2019 and 2018 were (amounts in millions):

	2019	2018
Audit Fees (1)	$4.8	$3.1
Audit Related Fees (2)	$0.1	0.1
Tax Fees (3)	$0.3	0.3
All Other Fees	—	—

Total	$5.2	$3.5

(1)

Audit fees in both fiscal 2019 and 2018 include professional services rendered for the audits of our consolidated financial statements (including reviews of all associated quarterly financial statements), assistance with documents filed with the Securities and Exchange Commission, and audits of statutory financial statements incremental to the audit of the consolidated financial statements.

(2)

Audit related fees principally include the audits of our employee benefit plans, due diligence services and attestation services related to financial reporting that are not required by statute or regulation.

(3)	Tax fees were for services related to tax compliance, tax advice and tax planning.

The Company also paid minimal subscription fees for access to the Ernst & Young Global Accounting and Auditing Information Tool.

The Audit Committee pre-approves all audit services and all permitted non-audit services by E&Y, including engagement fees and terms.

The Audit Committee’s policies prohibit Party City from engaging E&Y to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, the Audit Committee evaluates whether Party City’s use of E&Y for permitted non-audit services is compatible with maintaining E&Y’s independence. The Audit Committee concluded that E&Y’s provision of non-audit services, all of which the Audit Committee approved in advance, was compatible with its independence.

Audit Committee Pre-Approval Policy

The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. All audit and non-audit services, other than non-audit services subject to the de minimis exception set forth in Section 10A of the Exchange Act, provided by the independent registered public accounting firm must be approved by the Audit Committee, through its Chairman.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. In accordance with this charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the integrity of Party City’s financial statements and internal control system. The Board of Directors has determined in its business judgment that all members of the Audit Committee are “independent”, as is required by the listing standards of NYSE and under SEC rules.

Management and the independent auditors are responsible for the planning and conduct of audits, as well as for any determination that Party City’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee is responsible for the oversight of management and the independent auditors in connection with this process.

In addition, the Audit Committee is responsible for monitoring the independence of and risk assessment procedures used by the independent auditors, selecting and retaining the independent auditors and overseeing compliance with various laws and regulations.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed Party City’s audited financial statements with management and E&Y, Party City’s independent auditors. The Audit Committee also discussed with E&Y all communications required by the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee received the written disclosures and letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence and has discussed E&Y’s independence with them.

The Audit Committee reviewed the audited consolidated financial statements of Party City as of December 31, 2019 and for fiscal 2019 with management and E&Y. Management has the responsibility for the preparation of Party City’s financial statements, and E&Y has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and E&Y, the Audit Committee recommended to the Board of Directors that Party City’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2019 for filing with the SEC.

Audit Committee

William S. Creekmuir, Chairman

John A. Frascotti

Lisa K. Klinger

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

The Audit Committee of our Board has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are asking stockholders to ratify this appointment. E&Y has served as the Company’s independent registered public accounting firm since July 2012. Although stockholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment of E&Y under advisement if such appointment is not ratified.

Representatives of E&Y will attend the Annual Meeting online, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4, RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

OTHER INFORMATION

Stockholder Proposals for 2021 Annual Meeting

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2021 should be addressed to the Corporate Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, and must be received at this address no later than December 31, 2020. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding the Annual Meeting of Stockholders. Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2021 Annual Meeting of Stockholders must provide us advance notice no earlier than February 11, 2021 and no later than March 13, 2021. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Under our amended and restated bylaws, the Board of Directors may adopt by resolution the rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or this Proxy Statement and the fiscal 2019 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and fiscal 2019 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: ICR, 203-682-8200, InvestorRelations@partycity.com. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

PARTY CITY HOLDCO INC.

AMENDED AND RESTATED 2012 OMNIBUS EQUITY INCENTIVE PLAN

Article 1. Establishment & Purpose

1.1 Establishment. Party City Holdco Inc., a Delaware corporation (the “Company”), established the 2012 Omnibus Equity Incentive Plan (this “Plan”) as of July 27, 2012, amended and restated as of March 24, 2015 and again on May 20, 2019. This Plan was further amended and restated as set forth herein effective as of June 11, 2020 (the “Effective Date”).

1.2 Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the officers, directors, employees and consultants of the Company and its Subsidiaries and Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

Article 2. Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1 “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise). Unless otherwise specifically indicated, when used herein the term Affiliate shall refer to an Affiliate of the Company.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, or Other Stock-Based Award that is granted under this Plan.

2.3 “Award Agreement” means either (a) a written agreement (which may be in an electronic format) entered into (including, in any case, by electronic signature) by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (b) a written statement (which may be in an electronic format) signed (including by electronic signature) by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Cause” (or a similar term), in which event the definition of “Cause” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Cause” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Cause” shall mean that the Committee or its designee has determined, in its reasonable judgment, that any one or more of the following has occurred: (a) the Participant has been convicted of, indicted for, or shall have pleaded guilty or nolo contendere to, any felony, indictable offense or any crime involving fraud, dishonesty or moral turpitude or which materially impairs the Participant’s ability to perform his or her duties with the Company and/or its Subsidiaries; (b) the Participant has committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty, unauthorized use or destruction of any asset of the Company, act of dishonesty or other violation of the Company’s or an Affiliate’s (if applicable) written policies, rules or practices (including any employment, Service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Company and/or one of its Subsidiaries and the Participant); (c) the Participant has breached in any material respect any of the provisions of any agreement between the Participant and the Company or its Affiliates; (d) the Participant has engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; (e) the Participant has willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates; or (f) the Participant’s failure or refusal (other than due to Permanent Disability) to substantially perform the duties reasonably assigned to the Participant by the Board or the Participant’s direct supervisor; provided, however, that, the Participant has first been given written notice by the Company or its Affiliate, as applicable, of such failure or refusal and such conduct remains uncured for a period of ten (10) business days after such notice to the Participant.

2.6 “Change of Control”, unless otherwise specified in the Award Agreement, means any transaction or a series of related transactions as a result of which any Person or Persons acting as a group, shall (A) acquire (whether by purchase, exchange, tender offer, merger, consolidation, recapitalization, redemption, reorganization, issuance of capital stock or otherwise) beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of directly or indirectly more than 50% of the voting power (entitling the beneficial owner to vote generally in the election of directors to the Board) of the Company or more than 50% of Shares that were issued and outstanding immediately prior to such transaction or series of transactions, or (B) acquire assets constituting all or substantially all of the assets of the Company (by merger, consolidation or otherwise); provided, that, to the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined in the Treasury Regulations Section 1.409A-3(i)(5) prescribed pursuant to Section 409A of the Code.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board. The full Board may perform any function of the Committee hereunder or under any Award Agreement, in which case the term “Committee” shall refer to the Board.

2.9 “Consultant” means any person who provides bona fide services to the Company or any Affiliate or Subsidiary as a consultant or advisor, excluding any Employee or Director; provided, that the identity of such Person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act of 1933, as amended.

2.10 “Director” means a member of the Board who is not an Employee.

2.11 “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended

2.13 “Fair Market Value” means, as of any day, with respect to the Shares:

(a)

if the Shares are immediately and freely tradable on a stock exchange or in an over-the-counter market, the closing price per Share on the day, or if no trades of Shares were made on such date, the immediately preceding day on which trades of Shares were made, on the primary market or exchange; or

(b)

in the absence of such a market for the Shares, the fair value per Share as determined in good faith by the Committee and, for the purpose of determining the Option Price or grant price of an Award, or the repurchase or redemption price of Shares acquired upon exercise of an Option or Stock Appreciation Right, consistent with the principles of Section 409A and Section 422 of the Code.

2.14 “Good Reason”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Good Reason” (or a similar term), in which event the definition of “Good Reason” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Good Reason” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Good Reason” shall mean the following: (a) a material diminution of Participant’s base salary, (b) a material diminution in the Participant’s duties or responsibilities (provided that a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation or other person(s) shall not be deemed to constitute “Good Reason”), or (c) the Company or any Subsidiary requiring the Participant to be based at any office or location that is more than one hundred (100) miles from the initial location of the Participant’s employment; provided, however, that, with respect to Awards granted prior to the Effective Date, “Good Reason” will be determined consistent with the Plan as amended and restated as of May 20, 2019.

2.15 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.

2.16 “Insider” means an Employee, Director or other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

2.17 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.18 “Option” means any Option granted from time to time under Article 6 of this Plan.

2.19 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of this Plan.

2.20 “Other Stock-Based Award” means any Award granted under Article 9 of this Plan.

2.21 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.22 “Performance Criteria” or “Performance Criterion” means specified criteria, other than the mere continuation of employment or service or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards under the Plan, a Performance Criterion will mean a performance criterion determined by the Committee in its sole discretion, which may include, without limitation, a measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): net sales; system-wide sales; comparable store sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); adjusted operating income; adjusted net income; adjusted earnings per share; channel revenue; channel revenue growth; franchising commitments; manufacturing profit; manufacturing profit margin; store closures; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); adjusted earnings or losses (including adjusted earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; customer satisfaction; customer growth; employee satisfaction; supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); points of distribution; gross or net store openings; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions, sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The Committee may establish, in its sole discretion, that one or more of the Performance Criteria applicable to any Award will be adjusted at any time in a manner to reflect such events or circumstances as to which it deems an adjustment necessary or desirable (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria; provided, however, that, with respect to Awards granted prior to January 1, 2019, such adjustments must be consistent with the Plan as amended and restated as of March 24, 2015.

2.23 “Permanent Disability”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Permanent Disability” (or a similar term), in which event the definition of “Permanent Disability” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Permanent Disability” shall mean: a determination by an independent competent medical authority (selected by the Company) that the Participant is unable to perform his duties and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365 day period. Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A and is payable upon a Participant’s Permanent Disability, the Participant shall be treated as having a Permanent Disability only if the Participant’s condition also satisfies the definition of “disability” in Treasury Regulation 1.409A-3(i)(4).

2.24 “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.25 “Restricted Stock” means any Award granted under Article 8 of this Plan.

2.26 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of this Plan is restricted.

2.27 “Service” means service as an Employee, Director or Consultant, provided, however, that the effect of a Participant’s “break in service” on a Participant’s outstanding Awards, if any, shall be determined by the Committee in its sole discretion.

2.28 “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 of this Plan.

2.29 “Stock Appreciation Right” means any right granted under Article 7 of this Plan

2.30 “Stockholders Agreement” means that certain Stockholders Agreement dated July 27, 2012 entered into by and among the Company and the stockholders listed on the signature pages thereto, as may be amended from time to time.

2.31 “Subsidiary” with respect to any entity (the “parent”) means any corporation, limited liability company, partnership, limited partnership, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

2.32 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

2.33 “Unrestricted Stock” means an Award of Shares not subject to restrictions and granted under Article 8 of the Plan.

Article 3. Administration

3.1 Authority of the Committee. This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, and the terms and conditions of such Awards, subject only to any express limitations set forth herein or in an applicable Award Agreement. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, accelerate or waive the vesting or Restriction Period of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award, subject to the limitations set forth in Section 12.2 of this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering this Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company and all other interested individuals.

3.2 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, or one or more agents or advisors such administrative duties or powers as it may deem advisable, consistent with the requirements of applicable law. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more officers of the Company the authority to grant one or more Awards of Options and/or Stock Appreciation Rights or other Awards, to the extent permitted by applicable law (“Delegated Awards”), without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of Shares subject to Delegated Awards that may be granted by such officers, (b) each such Delegated Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and (c) each such Delegated Award shall conform to such other limits and guidelines as may established from time to time by the Committee.

Article 4. Eligibility and Participation

4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Employees, Directors and Consultants with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards. Awards under this Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock (and Unrestricted Stock); and (d) Other Stock-Based Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Committee. Notwithstanding anything herein to the contrary, no term of an Award shall provide for automatic “reload” grants of additional Awards or an increase in the number of Shares subject to an Award upon the exercise of an Option or Stock Appreciation Right. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award Agreement and the Plan. Notwithstanding anything herein to the contrary, following the Effective Date, no Award may be scheduled to vest and no Restriction Period shall lapse, in whole or in part, prior to the date that is one year following the date the Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) above) of an aggregate of up to five percent of the maximum number of Shares under Section 5.1(a) may be granted under Awards issued after the Effective Date without regard to such one-year minimum vesting period (or Restriction Period, if applicable).

4.3 Restriction on Current Dividends. Dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to vesting or a substantial risk of forfeiture (in either case, whether the applicable vesting or forfeiture condition is service-based or performance-based), to the extent they are authorized by the Committee with respect to any Award, shall be subject to vesting and/or forfeiture conditions that are no less restrictive than those that apply to the underlying Award; provided that no dividends or dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights, except to the extent payment of such amounts would not violate Section 409A. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

Article 5. Shares Subject to this Plan and Maximum Awards

5.1 Number of Shares Issuable for Awards.

(a)

Shares. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares that may be issued to Participants in satisfaction of Awards under the Plan shall be 16,916,000 (the “Share Pool”). Up to the total number of shares issuable for Awards to employee Participants may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 5.1(a) will be construed as requiring that any, or any fixed number of Incentive Stock Options be awarded under the Plan. The Shares issuable under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.

(b)	Share Counting Rules. For purposes of Section 5.1(a):

(i)

The Share Pool will be reduced by the number of Shares withheld by the Company as part or full payment for the purchase price, the Option Price or grant price of an Award or in satisfaction of tax withholdings with respect to an Option or Stock Appreciation Right any portion of which is settled in Shares.

(ii)

Any remaining portion of the Share Pool as of an applicable time will be increased (i) by any Shares underlying any portion of an Award (whether granted before or after the Effective Date) that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Shares (e.g., any Shares underlying any portion of an Award subject to Performance Criteria that is not earned), and (ii) by any Shares withheld in payment of tax withholdings with respect to any Award other than an Option or a Stock Appreciation Right any portion of which is settled in Shares.

(iii)

If an Award (or an portion thereof) is settled in cash (i.e., the Participant receives cash rather than stock) without any election by Participant, then the Shares underlying such Award (or portion thereof) shall not reduce the Share Pool (and, the Share Pool will be increased upon the settlement in cash to the extent it had been previously reduced by the number of Shares issuable under such Award or portion thereof).

(iv)

If the Committee authorizes the assumption or substitution under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption or substitution shall not reduce the Share Pool; provided that any forfeiture, termination, repurchase or cash settlement of such an assumed award or an Award substituted for such an award will not increase the Share Pool.

5.2 Individual Limits. The following additional per-Participant limits will apply to Awards of the specified type granted, or in the case of Other Stock-Based Awards payable, to any person in any calendar year:

(a)	Options: 8,000,000 Shares.

(b)	Stock Appreciation Rights: 8,000,000 Shares.

(c)	Restricted Stock: 8,000,000 Shares.

(d)	Unrestricted Stock: 8,000,000 Shares.

(e)	Other Stock-Based Awards: 8,000,000 Shares.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Options and Awards of Stock Appreciation Rights refer to the number of Shares subject to those Awards; and (iii) the Share limit under clauses (c), (d) and (e) refer to the maximum number of Shares that may be delivered under these Awards assuming a maximum payout.

If an Option or Stock Appreciation Right is cancelled, the number of Shares subject to the cancelled Option or Stock Appreciation Right shall continue to be counted against and shall not again become available under the individual per-Participant limits of this Section 5.2; for this purpose, if the Option Price of an Option or the grant price of a Stock Appreciation Right is reduced after the date of grant, the Option and Stock Appreciation Right will be deemed to have been cancelled and reissued, with the number of Shares covered by both the cancelled and reissued Option and Stock Appreciation Right being counted against the Shares remaining available under the individual per-Participant limits of this Section 5.2.

5.3 Non-Employee Director Limits. In the case of a Director, an additional limit shall apply such that the maximum grant-date fair value of Awards granted under the Plan and other compensation provided by the Company and its Subsidiaries, in each case, for his or her services as a Director during any fiscal year of the Company shall be $500,000, computed in accordance with FASB ASC Topic 718 (or any successor provision) to the extent applicable and assuming maximum payout levels (if applicable). The foregoing additional limit related to Directors shall not apply to any Award or Shares granted pursuant to a Director’s election to receive an Award or Shares in lieu of cash retainers or other fees (to the extent such Award or Shares have a fair value equal to the value of such cash retainers or other fees). For the avoidance of doubt, the limits described in this Section 5.3 shall not apply to any compensation paid by the Company or any of its Subsidiaries to any Director for services performed or to be performed as an Employee, Consultant or in any capacity other than as a Director.

Article 6. Options

6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors or Consultants shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees or representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify under the Code as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2 Option Price. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one hundred percent of the Fair Market Value of a Share on the date of grant; provided, however, an Option may be granted with an exercise price lower than such minimum exercise price if granted pursuant to an assumption or substitution of another option in a manner that would meet the requirements of, or otherwise be exempt from, Section 409A or Section 424(a) of the Code, as applicable. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent of the Fair Market Value of a Share on the date of grant. Except as contemplated by Article 11, the terms of outstanding Options may not be amended to reduce the Option Price of such Option other than in accordance with the stockholder approval requirements of the New York Stock Exchange.

6.3 Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) of the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) that are unrestricted and nonforfeitable having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the aggregate Option Price; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars (determined consistent with Section 422 of the Code), or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit. For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a Share on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion. Except as contemplated by Article 11, the terms of outstanding Stock Appreciation Rights may not be amended to reduce the grant price of the right from which appreciation under such Stock Appreciation Rights are to be measured other than in accordance with the stockholder approval requirements of the New York Stock Exchange.

7.2 Terms of Stock Appreciation Right. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement which shall state the grant price (which shall not be less than one hundred percent of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and such other provisions as the Committee shall determine. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

8.2 Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the Restriction Period(s), the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Restricted Stock, the performance, employment, or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall, unless otherwise determined by the Committee, be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and, except as provided in Section 14.6, the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3 Voting and Dividend Rights. Subject to Section 4.3, the Committee shall determine whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

8.4 Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) or Performance Criterion or Criteria specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s) or Performance Criterion or Criteria, the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5 Unrestricted Stock. The Committee is hereby authorized to grant Unrestricted Stock to Participants, subject to the last sentence of Section 4.2. An Award of Unrestricted Stock is a grant by the Committee of a specified number of Shares, which Shares are not subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Unrestricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Any Unrestricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including an Award Agreement, but in any event a grant of Unrestricted Stock shall conform to the provisions of the Plan and any other terms consistent therewith determined by the Committee.

Article 9. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares, including without limitation, restricted stock units, dividend equivalent rights, and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event, and/or the attainment of performance objectives or Performance Criterion or Criteria. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

Article 10. Compliance with Sections 409A of the Code

10.1 General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest, and penalties pursuant to Section 409A of the Code (together with all regulations, guidance, compliance programs, and other interpretative authority thereunder, “Section 409A”). Notwithstanding the Company’s intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs, and other interpretative authority that may be issued after the date of the grant.

10.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

10.3 Separation from Service. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A (after giving effect to the presumptions contained therein) and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

Article 11. Adjustments

11.1 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards in the aggregate or to individual Participants, the number and kind of Shares or other property subject to outstanding Awards, the individual limits contained in Section 5.2, the Option Price, grant price or purchase price applicable to outstanding Awards and/or other value determinations (including Performance Criteria) applicable to the Plan or outstanding Awards. For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 11.1. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Article 11.

11.2 Change of Control. Upon the occurrence of or in connection with a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards (with it being understood that the Committee is under no obligation to make uniform determinations with respect to different Awards or portions of single Awards), including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event, and/or deeming or determining that Performance Criteria have been achieved at any specified level; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero, provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; and (f) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.

11.3 No Repricing or Buyout of Underwater Options or Stock Appreciation Rights. Without limiting the application of Section 11.1 or Section 11.2 above, the Company may not, without first obtaining stockholder approval, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Option Price or grant price of the right, as applicable; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights that have an Option Price or grant price of the right that is less than the Option Price or grant price of the right of the original Option or Stock Appreciation Right; (iii) cancel outstanding Options or Stock Appreciation Rights that have a Option Price or grant price of the right greater than the Fair Market Value of a Share on the date of such cancellation in exchange for a cash payment or one or more other Awards, or (iv) take any other action with respect to outstanding Options or Stock Appreciation Rights that is treated as a repricing under generally accepted accounting principles.

Article 12. Duration; Amendment, Modification, Suspension and Termination

12.1 Duration of Plan. Unless sooner terminated as provided in Section 12.2, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

12.2 Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award

(or Award Agreement) hereunder at any time, in its sole discretion, provided, that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards (other than pursuant to Article 10, Article 11, or as the Committee deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent. Notwithstanding the foregoing, no amendment affecting Incentive Stock Options requiring shareholder approval under Section 422 shall be made without obtaining requisite shareholder approval under said provisions.

Article 13. Forfeiture of Awards Upon Termination of Service

13.1 Termination of Service for Cause. Unless otherwise provided in an Award Agreement, in the event (a) a Participant’s Service is terminated for Cause, or (b) the Committee determines that a Participant’s acts or omissions constitute Cause, all outstanding Awards held by the Participant shall terminate and be forfeited without consideration, effective on the date the Participant’s Service is terminated for Cause or the date the act or omission constituting Cause is determined to have occurred, as applicable.

13.2 Termination of Service Due to Death or Permanent Disability. Unless otherwise provided in an Award Agreement, in the event a Participant’s Service is terminated due to death or Permanent Disability (and Cause does not exist as of such date): (a) all unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s Service is terminated and (b) all vested Options and Stock Appreciation Rights may be exercised by the Participant or, as applicable, the Participant’s beneficiary or estate and shall terminate on the earlier of (i) one (1) year following the termination of Service and (ii) the expiration of the term of such Awards.

13.3 Termination of Service for Reason Other than Cause or Death or Permanent Disability. Unless otherwise provided in an Award Agreement, in the event a Participant’s Service is terminated for any reason other than pursuant to Section 13.1 or Section 13.2 above (and Cause does not exist as of such date): (a) all unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s Service is terminated and (b) all vested Options and Stock Appreciation Rights shall terminate on the earlier of (i) ninety (90) days following the termination of Service and (ii) the expiration of the term of such Awards.

Article 14. General Provisions

14.1 No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). The loss of existing or potential profit in an Award will not constitute an element of damages in the event of the termination of a Participant’s employment or service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

14.2 Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled, which may be in cash, Shares, other property or a combination thereof. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

14.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or any payment of any kind otherwise due to a

Participant from the Company or its Affiliates, or require a Participant to remit to the Company such amount as may be required by law or regulation, including federal, state and local taxes, domestic or foreign laws or regulations, to be withheld with respect to any taxable event arising as a result of the Plan. The Committee, in its sole discretion, may permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

14.4 Additional Restrictions; Recoupment. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation, confidentiality or any other restrictive covenant. Without limiting the generality of the foregoing, each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) that the Company and its Affiliates may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable clawback, recoupment or similar policy of the Company or its Affiliates, as such policy may be amended and in effect from time to time (including the Company’s Recoupment Policy dated April 12, 2020), which applies to all persons who are “officers” of the Company under Rule 16a-1(f) under the Exchange Act, or as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant further agrees (or will be deemed to have further agreed) to cooperate fully with the Company, and to cause any and all permitted transferees of the Participant to cooperate fully with the Company, to effectuate any forfeiture or disgorgement described in this Section 14.4. Neither the Committee nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 14.4.

14.5 No Guarantees Regarding Tax Treatment; No Gross Up Entitlements. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. Neither the Committee nor the Company or its Affiliates or any of their employees, directors, officers or agents, nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection herewith. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A, Section 457A of the Code, Section 4999 of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.6 Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An Award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.7 Stockholders Agreement; Conditions and Restrictions on Shares. Shares received in connection with Awards granted hereunder prior to an IPO (as defined in the Stockholders Agreement), or as otherwise specifically required by the Committee, shall be subject to all of the terms and conditions of the Stockholders Agreement, including all transfer restrictions, repurchase rights and “take along” rights set forth therein. As a condition to receiving, exercising or settling such an Award, if not already fully bound by the terms set forth in the Stockholders Agreement, each Participant shall sign a joinder agreement pursuant to which such Participant shall become fully bound by the terms set forth in the Stockholders Agreement, to the extent then applicable. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) hold the Shares received for a specified period of time or (b) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.8 No Registration Required. Shares and Awards shall not be issued under this Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

14.9 Awards to Non-U.S. Persons. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

14.10 Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.11 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.12 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.13 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

14.14 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.15 Waiver of Jury Trial. By accepting an Award under this Plan, to the extent permitted by applicable law that cannot be waived, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder. For the avoidance of doubt, each party hereunder shall bear its own legal costs in connection with any such action, proceeding, counterclaim or dispute, whether tried before a court or as submit to binding arbitration as set forth herein.

14.16 Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

14.17 Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

*                          *                         *

Appendix B

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PARTY CITY HOLDCO INC.

Party City Holdco Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

A. The name of the Corporation is: Party City Holdco Inc.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on May 31, 2012 under the name PC Topco Holdings, Inc., as amended on November 25, 2013 and amended on April 2, 2015 (as amended, the “Original Certificate of Incorporation”).

C. The Amended and Restated Certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) was filed on April 21, 2015, which amended and restated the Original Certificate of Incorporation

D. The Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) was filed on June 6, 2019, which amended and restated the Amended and Restated Certificate of Incorporation.

E. This Certificate of Amended amends the Second Amended and Restated Certificate of Incorporation and has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

D. Article Fourth of the Second Amended and Restated Certificate of Incorporation is hereby amended by deleted subsection (a) of Article IV “Capitalization” in its entirety and replacing it as following in lieu thereof:

“That, effective as of 12:01 a.m., Eastern Time, on [●] (the “Effective Time”), every [●] shares of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), issued and outstanding prior to the Effective Time, without further action, will be combined into and automatically become one share of issued and outstanding Common Stock of the Corporation (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock. The total number of shares of stock which the Corporation shall have the authority to issue us 315,000,000, consisting of 300,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

B-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation as of the              day of                     ,                 .

By:
Name:	Todd Vogensen
Title:	Chief Financial Officer

B-2

PARTY CITY HOLDCO INC.
80 GRASSLANDS ROAD
ELMSFORD, NY 10523
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PRTY2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridg e, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D13244-P34534 KEEP THIS PORTIONFOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PARTY CITY HOLDCO INC. The Board of Directors recommends you vote FOR ALL of the Nominees listed in proposal 1: DETACH AND RETURN THIS PORTION ONLY For All
Withhold All For All Except
1. Election of Directors
Nominees:
01) Steven J. Collins
02) James G. Conroy
03) William S. Creekmuir
04) John A. Frascotti
05) James M. Harrison
06) Lisa K. Klinger
07) Norman S. Matthews
08) Michelle Millstone-Shroff
09) Morry J. Weiss
10) Bradley M. Weston
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
2. To approve an amendment and restatement of the Party City Holdco Inc. Amended and Restated 2012 Omnibus Incentive Plan.
3. To approve an amendment to the Party City Holdco Inc. Second Amended and Restated Certificate of Incorporation to effect a reverse stock split.
4. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal 2020.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For
Against
Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.
D13245-P34534 PARTY CITY HOLDCO INC.
Annual Meeting of Stockholders
June 11, 2020 8:30 AM, EDT
This proxy is solicited by the Board of Directors
The stockholders hereby appoint Bradley Weston and Joseph J. Zepf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARTY CITY HOLDCO INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on June 11, 2020, via a live audio webcast at www.virtualshareholdermeeting.com/PRTY2020,and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side